Exhibit 4.1

SARATOGA RESOURCES, INC.

AND EACH OF THE GUARANTORS FROM TIME TO TIME PARTY HERETO

12½% SENIOR SECURED NOTES DUE 2016

_________________________

INDENTURE

Dated as of July 12, 2011

_________________________

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee and as Collateral Agent

_________________________

TABLE OF CONTENTS

Page

ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE                                                                                                   1

Section 1.01

Definitions.

1

Section 1.02

Other Definitions.

29

Section 1.03

Incorporation by Reference of Trust Indenture Act.

29

Section 1.04

Rules of Construction.

30

ARTICLE 2 THE NOTES AND UNITS                                                                                                                                                        30

Section 2.01

Form and Dating.

30

Section 2.02

Execution and Authentication.

31

Section 2.03

Registrar and Paying Agent.

32

Section 2.04

Paying Agent to Hold Money in Trust.

32

Section 2.05

Holder Lists.

32

Section 2.06

Transfer and Exchange.

32

Section 2.07

Replacement Notes.

46

Section 2.08

Outstanding Notes.

46

Section 2.09

Treasury Notes.

46

Section 2.10

Temporary Notes.

47

Section 2.11

Cancellation.

47

Section 2.12

Defaulted Interest.

47

Section 2.13

CUSIP Numbers.

47

Section 2.14

Trustee’s Disclaimer.

48

Section 2.15

Acts of Holders.

48

Section 2.16

Additional Interest.

49

ARTICLE 3 REDEMPTION AND PREPAYMENT                                                                                                                                     49

Section 3.01

Notices to Trustee.

49

Section 3.02

Selection and Notice.

49

Section 3.03

Notice of Redemption.

50

Section 3.04

Effect of Notice of Redemption.

50

Section 3.05

Deposit of Redemption or Purchase Price.

51

Section 3.06

Notes Redeemed or Purchased in Part.

51

Section 3.07

Optional Redemption.

51

Section 3.08

Mandatory Redemption; Open Market Purchases.

52

Section 3.09

Offer to Purchase by Application of Excess Proceeds.

53

ARTICLE 4 COVENANTS                                                                                                                                                                             54

Section 4.01

Payment of Notes.

54

Section 4.02

Maintenance of Office or Agency.

55

Section 4.03

Reports.

55

Section 4.04

Compliance Certificate.

56

Section 4.05

Taxes; Stay, Extension and Usury Laws.

56

Section 4.06

Advances to Subsidiaries.

57

Section 4.07

Restricted Payments.

57

Section 4.08

Dividend and Other Payment Restrictions Affecting Subsidiaries.

60

Section 4.09

Incurrence of Indebtedness and Issuance of Preferred Stock.

62

Section 4.10

Asset Sales.

65

Section 4.11

Transactions with Affiliates.

67

i

Section 4.12

Liens.

68

Section 4.13

Business Activities.

68

Section 4.14

Corporate Existence.

68

Section 4.15

Offer to Repurchase Upon Change of Control.

69

Section 4.16

Additional Note Guarantees.

71

Section 4.17

Designation of Restricted and Unrestricted Subsidiaries.

71

Section 4.18

Impairment of Security Interest

72

Section 4.19

Post-Closing

72

Section 4.20

Further Assurances

73

Section 4.21

Real Estate Mortgages and Filings

73

Section 4.22

Leasehold Mortgages and Filings; Landlord Waivers

74

Section 4.23

Payments for Consent

74

ARTICLE 5 SUCCESSORS                                                                                                                                                                             74

Section 5.01

Merger, Consolidation, or Sale of Assets.

74

Section 5.02

Successor Corporation Substituted.

75

ARTICLE 6 DEFAULTS AND REMEDIES                                                                                                                                                 76

Section 6.01

Events of Default.

76

Section 6.02

Acceleration.

77

Section 6.03

Other Remedies.

78

Section 6.04

Waiver of Past Defaults.

78

Section 6.05

Control by Majority.

78

Section 6.06

Limitation on Suits.

79

Section 6.07

Rights of Holders of Notes to Receive Payment.

79

Section 6.08

Collection Suit by Trustee.

79

Section 6.09

Trustee May File Proofs of Claim.

80

Section 6.10

Priorities.

80

Section 6.11

Undertaking for Costs.

80

ARTICLE 7 TRUSTEE                                                                                                                                                                                    81

Section 7.01

Duties of Trustee.

81

Section 7.02

Rights of Trustee.

82

Section 7.03

Individual Rights of Trustee.

83

Section 7.04

Trustee’s Disclaimer.

84

Section 7.05

Notice of Defaults.

84

Section 7.06

Reports by the Trustee to Holders.

84

Section 7.07

Compensation and Indemnity.

84

Section 7.08

Replacement of Trustee.

85

Section 7.09

Successor Trustee by Merger, etc.

86

Section 7.10

Eligibility; Disqualification.

86

Section 7.11

Preferential Collection of Claims Against the Issuer.

86

Section 7.12

Rights of Agents in Other Capacities.

86

ARTICLE 8 LEGAL DEFEASANCE AND COVENANT DEFEASANCE                                                                                               87

Section 8.01

Option to Effect Legal Defeasance and Covenant Defeasance.

87

Section 8.02

Legal Defeasance and Discharge.

87

Section 8.03

Covenant Defeasance.

88

Section 8.04

Conditions to Legal or Covenant Defeasance.

88

Section 8.05

Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

89

Section 8.06

Repayment to the Issuer.

90

Section 8.07

Reinstatement.

90

ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER                                                                                                                  91

Section 9.01

Without Consent of Holders of Notes.

91

Section 9.02

With Consent of Holders of Notes.

92

Section 9.03

Revocation and Effect of Consents.

93

Section 9.04

Notation on or Exchange of Notes.

93

Section 9.05

Trustee to Sign Amendments, etc.

93

ARTICLE 10 COLLATERAL AND SECURITY                                                                                                                                          94

Section 10.01

Grant of Security Interest.

94

Section 10.02

Release of Collateral.

94

Section 10.03

Recording and Opinions.

95

Section 10.04

Authorization of Actions to Be Taken by the Trustee Under the Security Documents.

96

Section 10.05

Authorization of Receipt of Funds by the Trustee Under the Security Documents.

96

Section 10.06

Termination of Security Interest.

96

Section 10.07

Trustee’s Duties with Respect to Collateral

96

ARTICLE 11 GUARANTEES                                                                                                                                                                        97

Section 11.01

Guarantee.

97

Section 11.02

Execution and Delivery of Guarantee.

97

Section 11.03

Limitation of Liability of Certain Guarantors.

98

Section 11.04

Unconditional Guaranty.

98

Section 11.05

No Release Based on Actions of the Second Lien Creditors

99

Section 11.06

Waivers.

99

Section 11.07

Continuing Guaranty; Reinstatement.

101

Section 11.08

Guarantors May Consolidate, etc., on Certain Terms.

102

Section 11.09

Releases.

103

ARTICLE 12 SATISFACTION AND DISCHARGE                                                                                                                                 103

Section 12.01

Satisfaction and Discharge.

103

Section 12.02

Application of Trust Money.

104

ARTICLE 13 MISCELLANEOUS                                                                                                                                                                105

Section 13.01

Notices.

105

Section 13.02

Certificate and Opinion as to Conditions Precedent.

106

Section 13.03

Statements Required in Certificate or Opinion.

106

Section 13.04

Rules by Trustee and Agents.

107

Section 13.05

Governing Law.

107

Section 13.06

No Adverse Interpretation of Other Agreements.

107

Section 13.07

Successors.

107

Section 13.08

Severability.

107

Section 13.09

Counterpart Originals.

107

Section 13.10

Table of Contents, Headings, etc.

107

Section 13.11

No Liability of Directors, Officers, Employees and Stockholders.

108

Section 13.12

Waiver of Jury Trial.

108

Section 13.13

U.S.A. Patriot Act.

108

EXHIBITS

Exhibit A

FORM OF NOTE

Exhibit B

FORM OF CERTIFICATE OF TRANSFER

Exhibit C

FORM OF CERTIFICATE OF EXCHANGE

Exhibit D

FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Exhibit E

FORM OF NOTATION OF GUARANTEE

Exhibit F

FORM OF INTERCREDITOR AGREEMENT

INDENTURE dated as of July 12, 2011 among SARATOGA RESOURCES, INC., a Texas corporation (the “Issuer”), the Guarantors (as defined herein) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent.

The Issuer, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of Holders (as defined herein):

ARTICLE 1

DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01

Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Debt” means, with respect to any specified Person:

(1)

Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, or expressly assumed in connection with the acquisition of assets from any such Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)

Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

Acquired Debt will be deemed to be incurred on the date the acquired Person becomes a

Subsidiary.

“Additional Interest” means all liquidated damages then owing pursuant to the Registration Rights Agreement.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.

“Adjusted Consolidated Net Tangible Assets” means (without duplication), as of the date of determination:

(1)

the sum of:

(a)

discounted future net revenue from proved crude oil and natural gas reserves of the Issuer and its Restricted Subsidiaries calculated in accordance with SEC guidelines (but giving effect to applicable Oil and Gas Hedging Contracts in place as of the date of determination (whether positive or negative)) before any state or federal income taxes, as estimated in a reserve report prepared by the Issuer as of the end of the Issuer’s most recently completed fiscal year, as increased by, as of the date of determination, the discounted future net revenue (giving effect to applicable Oil and Gas Hedging Contracts in place as of the date of determination (whether positive or negative)) from:

(i)

estimated proved crude oil and natural gas reserves of the Issuer and its Restricted Subsidiaries attributable to acquisitions consummated since the date of such year-end reserve report, and

(ii)

estimated crude oil and natural gas reserves of the Issuer and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward determinations of estimates of proved crude oil and natural gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior year end) due to exploration, development or exploitation, production or other activities which reserves were not reflected in such year-end reserve report, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the discounted future net revenue attributable to

(iii)

estimated proved crude oil and natural gas reserves of the Issuer and its Restricted Subsidiaries reflected in such year-end reserve report produced or disposed of since the date of such year-end reserve report and

(iv)

reductions in the estimated proved crude oil and natural gas reserves of the Issuer and its Restricted Subsidiaries reflected in such year-end reserve report since the date of such year-end reserve report attributable to downward determinations of estimates of proved crude oil and natural gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such year-end reserve report, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report);

provided, however, that in the case of each of the determinations made pursuant to clauses (i) through (iv), such increases and decreases shall be as estimated by the Issuer’s petroleum engineers, unless there is a Material Change as a result of such acquisitions, dispositions or revisions, in which case the discounted future net revenues utilized for purposes of this clause 1(a) shall be confirmed in a written report of independent petroleum engineers delivered to the Trustee.

(b)

the capitalized costs that are attributable to crude oil and natural gas properties of the Issuer and its Restricted Subsidiaries to which no proved crude oil and natural gas reserves are attributed, based on the Issuer’s books and records as of a date no earlier than the date of the Issuer’s latest annual or quarterly financial statements; provided that (1) the amount of capitalized costs incurred prior to the Issue Date and included pursuant to this clause (b) shall not exceed $20.0 million and (2) the aggregate value of the capitalized costs included pursuant to this clause (b) and the tangible assets included pursuant to clause (d) of this definition shall not exceed $80.0 million;

(c)

the Net Working Capital on a date no earlier than the date of the Issuer’s latest annual or quarterly financial statements; and

(d)

the greater of (I) the net book value on a date no earlier than the date of the Issuer’s latest annual or quarterly financial statements and (II) the appraised value, as estimated by independent appraisers, of other tangible assets of the Issuer and its Restricted Subsidiaries as of a date no earlier than the date of the Issuer’s latest audited financial statements; provided that if no such appraisal has been performed, the Issuer shall not be required to obtain such an appraisal and only clause (d)(I) of this definition shall apply; provided further that (1) the amount of other tangible assets incurred prior to the Issue Date and included pursuant to this clause (d) shall not exceed $20.0 million and (2) the aggregate value of the tangible assets included pursuant to this clause (d) and the capitalized costs included pursuant to clause (b) of this definition shall not exceed $80.0 million; provided further that this clause (d) shall exclude any value of the tangible assets included pursuant to clause (a) of this definition including, but not limited to, any reduction in operating costs that is included in the Issuer’s present value of estimated future oil and gas revenues, net of estimated direct expenses, discounted at an annual discount rate of 10%;

(2)

minus, to the extent not otherwise taken into account in the immediately preceding clause (1), the sum of:

(a)

minority interests;

(b)

any net gas balancing liabilities of the Issuer and its Restricted Subsidiaries reflected in the Issuer’s latest audited financial statements or the Issuer’s most recent quarterly balance sheet if it reflects greater gas balancing liabilities;

(c)

the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Issuer’s year-end reserve report), attributable to reserves subject to participation interests, overriding royalty interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties;

(d)

the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Issuer’s year-end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Issuer and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto; and

(e)

the discounted future net revenue, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production included in determining the discounted future net revenue specified in the immediately preceding clause (1)(a) (utilizing the same prices utilized in the Issuer’s year-end reserve report), would be necessary to satisfy fully the obligations of the Issuer and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

If the Issuer changes its method of accounting from the successful efforts method to the full cost method or a similar method of accounting, “Adjusted Consolidated Net Tangible Assets” will continue to be calculated as if the Issuer were still using the successful efforts method of accounting.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Premium” means, as determined by the Issuer, with respect to any Note on any redemption date, the greater of:

(1)

1.0% of the principal amount of the Note; or

(2)

the excess of:

(a)

the present value at such redemption date of (i) the redemption price of the Note at January 1, 2014 (such redemption price being set forth in the table appearing in Section 3.07(e)) plus (ii) all required interest payments due on the Note through January 1, 2014 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)

the principal amount of the Note, if greater.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1)

the sale, lease (other than operating leases entered into in the ordinary course of business), conveyance or other disposition of any assets or rights, including Production Payments and Reserve Sales; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole will be governed by Sections 4.15 and/or 5.01 and not by Section 4.10; and

(2)

the issuance of Equity Interests in any of the Issuer’s Restricted Subsidiaries or the sale of Equity Interests in any of the Issuer’s Restricted Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)

any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $1.0 million;

(2)

a transfer of assets between or among the Issuer and its Restricted Subsidiaries;

(3)

an issuance of Equity Interests by a Restricted Subsidiary of the Issuer to the Issuer or to a Restricted Subsidiary of the Issuer;

(4)

the sale or lease of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, no longer useful, worn-out or obsolete assets in the ordinary course of business;

(5)

the sale or other disposition of cash or Cash Equivalents;

(6)

the surrender or waiver of contract rights, oil and gas leases or the settlement, release or surrender of contract, tort or other claims of any kind;

(7)

the abandonment, farm-out, lease or sublease of developed or undeveloped Oil and Gas Properties in the ordinary course of business;

(8)

any Production Payment and Reserve Sale, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Issuer or a Restricted Subsidiary, created, issued or assumed in connection with the financing of the acquisition of oil and gas properties that are subject thereto (and within 90 days after such acquisition), so long as the owner or purchaser of such Production Payment and Reserve Sale has recourse solely to such oil and gas properties and to the proceeds thereof, subject to the obligation of the grantor or transferor of such Production Payment and Reserve Sale to operate and maintain the related oil and gas properties in a prudent manner or other customary  standard, to deliver the associated production (if required) and to indemnify with respect to environmental, title and other matters customary in the Oil and Gas Business;

(9)

the sale or transfer (whether or not in the ordinary course of business) of any Oil and Gas Property or interest therein to which no proved or probable reserves are attributable at the time of such sale or transfer;

(10)

the sale or transfer of Hydrocarbons or other mineral products in the ordinary course of business;

(11)

any trade or exchange by the Issuer or any Restricted Subsidiary of Oil and Gas Properties or other properties or assets for Oil and Gas Properties or other properties or assets owned or held by another Person; provided that the Fair Market Value of the properties or assets traded or exchanged by the Issuer or such Restricted Subsidiary (together with any cash) is reasonably equivalent to the Fair Market Value of the properties or assets (together with any cash) to be received by the Issuer or such Restricted Subsidiary; provided further that any net cash received must be applied in accordance with Section 4.10; and

(12)

any Restricted Payment that does not violate Section 4.07 or any Permitted Investment.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular ‘‘person’’ (as that term is used in Section 13(d)(3) of the Exchange Act), such ‘‘person’’ will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)

with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)

with respect to a partnership, the board of directors of the general partner of the partnership;

(3)

with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)

with respect to any other Person, the board or committee of such Person serving a similar function.

 “Board Resolution” means a copy of a resolution certified by the secretary or an assistant secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)

in the case of a corporation, corporate stock;

(2)

in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)

in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)

any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

 “Cash Equivalents” means:

(1)

United States dollars;

(2)

securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(3)

certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4)

repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)

commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within six months after the date of acquisition; and

(6)

money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

 “Change of Control” means the occurrence of any of the following:

(1)

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act);

(2)

the adoption of a plan relating to the liquidation or dissolution of the Issuer;

(3)

the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Issuer, measured by voting power rather than number of shares;

(4)

the Issuer consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Issuer, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Issuer or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Issuer outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance); or

(5)

the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors.

“Clearstream” means Clearstream Banking, S.A.

“Collateral” means collateral as such term is defined in the Security Agreement, and any other property, whether now owned or hereafter acquired, upon which a Lien securing the Obligations under this Indenture, the Security Documents, the Notes or the Note Guarantees is granted under any Security Document; provided, however, that “Collateral” shall not include any Excluded Assets (as defined in the Security Agreement).

“Collateral Agent” means the The Bank of New York Mellon Trust Company, N.A., acting in its capacity as the collateral agent for the Holders until a successor replaces it in accordance with the provisions of this Indenture and thereafter means any such successor.

“Commission” or “SEC” means the Securities and Exchange Commission.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)

an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)

provision for federal taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for federal taxes was deducted in computing such Consolidated Net Income; plus

(3)

the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4)

depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(5)

non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business;

in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)

the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2)

the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3)

the cumulative effect of a change in accounting principles will be excluded;

(4)

any “ceiling limitation” on oil and gas properties or other asset impairment write-downs under GAAP or SEC guidelines; and

(5)

notwithstanding clause (1) above, the Net Income of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Issuer who:

(1)

was a member of such Board of Directors on the Issue Date; or

(2)

was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 13.01 hereof or such other address as to which the Trustee may give notice to the Issuer; provided, however, with respect to Section 2.03 and 4.02 the address shall be 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust Department.

“Credit Agreement” means that certain credit agreement, to be entered into on or after the Issue Date, by and among the Issuer, the subsidiary guarantors party thereto, the lenders from time to time party thereto and CorePointe Capital Finance, LLC, as administrative agent for the lenders thereunder, providing for revolving credit borrowings, including any related notes, guarantees, security documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Credit Facilities” means, one or more debt facilities or agreements (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders, commercial finance companies, creditors, investors or other lenders providing for revolving credit loans, term loans, bonds, debentures, hedging, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, pursuant to agreements or indentures, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time (and without limitation as to amount, terms, conditions, covenants and other provisions, including increasing the amount of available borrowings thereunder, changing or replacing agent banks and lenders thereunder or adding, removing or reclassifying Subsidiaries of the Issuer as borrowers or guarantors thereunder).

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.01 or Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07.  The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Issuer and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Domestic Subsidiary” means any Restricted Subsidiary of the Issuer that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Issuer.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale of Capital Stock (other than Disqualified Stock) made for cash on a primary basis by the Issuer after the Issue Date.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means the Notes (including any Additional Notes) issued in an Exchange Offer pursuant to the Registration Rights Agreement and Section 2.06(f) hereof.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Excluded Assets” means:

(1)

any asset or property right of the Issuer or any Guarantor of any nature:

(a)

if the grant of a security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of such asset or property right or the Issuer’s or any Guarantor’s loss of use of such asset or property right or (ii) a breach, termination or default under any lease, license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the United States Bankruptcy Code) or principles of equity) to which the Issuer or such Guarantor is party; and

(b)

to the extent that any applicable law or regulation prohibits the creation of a security interest thereon (other than to the extent that any such term would be rendered ineffective pursuant to any applicable law or principles of equity);

provided, however, that such lease, license, contract, property rights or other agreement will cease to be an Excluded Asset immediately and automatically at such time as the condition causing such abandonment, invalidation or unenforceability is remedied and, to the extent severable, any portion of such lease, license, contract, property rights or other agreement that does not result in any of the consequences specified in clauses (a) and (b) in this clause (1) will not be an Excluded Asset;

(2)

Voting Stock of any Foreign Subsidiary (to the extent such Foreign Subsidiary is a “controlled foreign corporation” for U.S. federal income tax purposes) that is directly owned by the Issuer or any Guarantor, and any disregarded entity owner (direct or indirect through one or more other disregarded entities) of such Foreign Subsidiary, solely to the extent representing in excess of 65% of the total voting power of all outstanding Voting Stock of such Foreign Subsidiary or such disregarded entity owner and all Capital Stock of Foreign Subsidiaries not directly owned by any Person that is the Issuer or a Guarantor;

(3)

any foreign intellectual property;

(4)

any applications for trademarks or service marks filed in the United States Patent and Trademark Office pursuant to 15 U.S.C. § 1051 Section 1(b) unless and until evidence of use of the mark in interstate commerce is submitted to the PTO pursuant to 15 U.S.C. § 1051 Section 1(c) or Section 1(d);

(5)

(i) deposit and securities accounts the balance of which consists exclusively of (a) withheld income taxes and federal, state or local employment taxes in such amounts as are required to be paid to the IRS or state or local government agencies within the following two months with respect to employees of the Issuer or any Guarantor, and (b) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of the Issuer or any Guarantor, and (ii) all segregated deposit accounts constituting (and the balance of which consists solely of funds set aside in connection with) tax accounts, payroll accounts and trust accounts;

(6)

fixed or capital assets owned by the Issuer or any Guarantor that is subject to a capital lease or purchase money obligations, in each case permitted to be incurred pursuant to Sections 4.09 and 4.12 if the contract or other agreement in which such Lien is granted prohibits the creation of any other Lien on such fixed or capital assets, but only for so long as such prohibition is in effect and only with respect to the portion of such fixed or capital assets as to which such other Lien attaches and such prohibition applies;

(7)

any motor vehicles; and

(8)

de minimus or immaterial assets for which perfection of the security could not be obtained without unreasonable cost and expense or under applicable law.

“Existing Indebtedness” means all Indebtedness of the Issuer and its Subsidiaries (other than Indebtedness (i) under the Notes and the Note Guarantees and (ii) under the Credit Agreement) in existence on the Issue Date until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Issuer (unless otherwise provided in this Indenture).

“First Lien Agent” means the administrative agent or collateral agent under the First Lien Documents, and any of its respective successors or assigns and any initial or successor administrative agent or collateral agent under any subsequent First Lien Documents.

“First Lien Documents” means (a) the Credit Agreement, the First Lien Security Documents and each of the other agreements, documents or instruments under any Credit Facility evidencing or governing any First Lien Obligations and (b) any other related documents or instruments executed and delivered pursuant to any First Lien Document described in clause (a) above evidencing or governing any First Lien Obligations thereunder.

 “First Lien Obligations” means, collectively, (i) all Obligations arising under the Credit Agreement and related First Lien Documents and any other Indebtedness incurred pursuant to a Credit Facility and related First Lien Documents to the extent that such Indebtedness is secured equally and ratably with the other First Lien Obligations by the Liens on the Collateral, (ii) all reimbursement obligations (if any) and interest thereon with respect to any letter of credit or similar instruments issued pursuant to any Credit Facility described above and (iii) all Hedging Obligations, cash management obligations and similar bank product obligations of the Issuer and the Guarantors to the extent that such obligations are secured equally and ratably with the other First Lien Obligations by the Liens on the Collateral, and all fees, expenses and other amounts payable from time to time in connection therewith.

“First Lien Security Agreement” means each collateral document, mortgage, pledge or similar agreement or guaranty entered into to secure or Guarantee the First Lien Obligations, to be dated on or after the Issue Date, among the Issuer and the Guarantors in favor of the First Lien Agent, as amended or supplemented from time to time in accordance with its terms.

“First Lien Security Documents” means the First Lien Security Agreement and any other agreement, document or instrument pursuant to which a Lien is granted securing any First Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period.  In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)

acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

(2)

the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)

the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)

any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5)

any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6)

if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)

the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2)

the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)

any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)

the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Issuer (other than Disqualified Stock) or to the Issuer or a Restricted Subsidiary of the Issuer, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

“Foreign Subsidiary” means any Restricted Subsidiary of the Issuer that is not a Domestic Subsidiary.

 “GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time.

“Global Note Legend” means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Government Securities” means securities that are:

(1)

direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2)

obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

 “Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

 “Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness. When used as a verb, “guarantee” has a correlative meaning.

“Guaranteed Obligations” means, collectively,

(1)

the prompt and full payment of the principal of, premium, if any, and interest on, the Notes when due, whether at maturity, by acceleration, redemption or otherwise, and the prompt and full payment of the interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other Obligations of the Issuer to the Holders or the Trustee under the Second Lien Documents, including all amounts that constitute part of the Guaranteed Obligations and would be owed by the Issuer but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Issuer; and

(2)

in case of any extension of time of payment or renewal of any Notes or any of such other Guaranteed Obligations, the prompt and full payment when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

“Guarantors” means (1) each Domestic Subsidiary of the Issuer on the Issue Date and (2) each other Domestic Subsidiary of the Issuer that executes a Note Guarantee in accordance with the provisions of this Indenture, in each case, together with their respective successors and assigns until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)

interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)

other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)

other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

in each case, not entered into for speculative purposes.

“Holder” means a Person in whose name a Note is registered.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means oil, natural gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“Indebtedness” means, with respect to any specified Person:

(a)

any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)

in respect of borrowed money;

(2)

evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)

in respect of banker’s acceptances;

(4)

representing Capital Lease Obligations;

(5)

representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6)

representing any Hedging Obligations; and

(b)

with respect to any Production Payment, any warranties or guarantees of production or payment by such Person with respect to such Production Payment but excluding other contractual obligations of such Person with respect to such Production Payment;

in each case, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.  In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.  Subject to clause (b) of this definition, Production Payments shall not be deemed to be Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the first $127.5 million aggregate principal amount of Notes issued under this Indenture on the Issue Date, and any Notes issued upon registration of transfer thereof or in exchange therefor.

“Initial Purchaser” means Imperial Capital, LLC.

“Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Law or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, as amended, who are not also QIBs.

“Intercreditor Agreement” means the intercreditor agreement, to be entered into on or after the Issue Date, among the Trustee, the Collateral Agent, the First Lien Agent, the Issuer and the Guarantors and the other signatories thereto, as the same may be amended, supplemented, restated or modified from time to time, which shall be substantially in the form of Exhibit E hereto.

“interest” means, with respect to the Notes, interest and any Additional Interest on the Notes.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Issuer or any Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Issuer, the Issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Issuer’s Investments in such Subsidiary that were not sold or disposed of in an amount determined under Section 4.07(c). The acquisition by the Issuer or any Subsidiary of the Issuer of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Issuer or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined under Section 4.07(c). Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means July 12, 2011, the date of the original issuance of the Notes.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Material Change” means an increase or decrease (excluding changes that result solely from changes in prices) of more than 25% during a fiscal quarter in the estimated discounted future net cash flows from proved oil and gas reserves of the Issuer and its Restricted Subsidiaries, calculated in accordance with the first clause (a) of the definition of Adjusted Consolidated Net Tangible Assets; provided, however, that there will be excluded from the calculation of Material Change the estimated future net cash flows from:

(1)

any acquisitions during the fiscal quarter of oil and gas reserves that have been audited by a nationally recognized firm of independent petroleum engineers and on which a report or reports exist; and

(2)

any disposition of properties held at the beginning of such quarter that have been disposed of as provided by Section 4.10.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Mortgages” means the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents granting Liens on the Issuer’s and the Restricted Subsidiaries’ properties and interests, Premises and/or the Leased Premises to secure the Notes.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)

any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2)

any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Net Working Capital” means:

(1)

all current assets of the Issuer and its Restricted Subsidiaries, minus

(2)

all current liabilities of the Issuer and its Restricted Subsidiaries, except current liabilities included in Indebtedness;

in each case, on a consolidated basis and determined in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness:

(1)

as to which neither the Issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)

no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Issuer or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3)

as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Issuer or any of its Restricted Subsidiaries.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means the Guarantee by each Guarantor of the Issuer’s Obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Notes” means the Initial Notes and any Additional Notes issued hereunder. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to “Notes” shall include the Initial Notes and any Additional Notes.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offering Circular” means the Issuer’s offering circular dated July 7, 2011, relating to the Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.

“Officer Loans” means all subordinated Indebtedness and accrued interest owed to Thomas F. Cooke and Andrew C. Clifford under the Plan of Reorganization as described in the Offering Circular.

“Officers’ Certificate” means a certificate signed on behalf of the Issuer by two Officers of the Issuer in their capacities as such and not in their individual capacities, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer that meets the requirements set forth in this Indenture.

“Oil and Gas Business” means:

(1)

the acquisition, exploration, development, operation and disposition of interests in oil, natural gas and other hydrocarbon properties;

(2)

the gathering, marketing, treating, processing (but not refining), storage, selling and transporting of any production from those interests, including any hedging activities related thereto; and

(3)

any activity necessary, appropriate, incidental or reasonably related to the activities described above.

“Oil and Gas Properties” means (a) Hydrocarbon Interests, including with respect to undeveloped Oil and Gas Properties, depths below which any proved reserves are then attributable; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“Opinion of Counsel” means an opinion reasonably acceptable to the Trustee that meets the requirements of Section 13.03 hereof.  The opinion must be from legal counsel who may be an employee of or counsel to the Issuer or any Subsidiary of the Issuer.

“Other Pari Passu Obligations” means any Indebtedness (i) ranking pari passu in right of payment with the Notes, (ii) not secured by any Lien on the Collateral that ranks senior in priority to any Lien on the Collateral held by the Collateral Agent for the benefit of the Second Lien Creditors and (iii) containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Business Investments” means Investments made in the ordinary course of, and of a nature that is customary in, the Oil and Gas Business, including through agreements, transactions, interests or arrangements that permit one to share risk or costs, or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including without limitation:

(1)

direct or indirect ownership of crude oil, natural gas, other related hydrocarbon and mineral properties or any interest therein or gathering, transportation, processing (but not refining), storage or related systems; and

(2)

the entry into operating agreements, joint ventures, processing agreements, working interests, royalty interests, mineral leases, farm-in agreements, farm-out agreements, development agreements, production sharing agreements, area of mutual interest agreements, contracts for the sale, transportation or exchange of crude oil and natural gas and related hydrocarbons and minerals, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, partnership agreements (whether general or limited), or other similar or customary agreements, transactions, properties, interests or arrangements and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the Oil and Gas Business, excluding, however, investments in corporation and publicly-traded partnerships;

provided that no such Permitted Business Investments shall be speculative in nature.

“Permitted Investments” means:

(1)

any Investment in the Issuer or in a Restricted Subsidiary of the Issuer that is a Guarantor;

(2)

any Investment in Cash Equivalents;

(3)

any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person whose primary business is the Oil and Gas Business, if as a result of such Investment:

(a)

such Person becomes a Restricted Subsidiary of the Issuer and a Guarantor; or

(b)

such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer that is a Guarantor;

(4)

any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10; provided that such Investments shall be pledged as Collateral to the extent the assets subject to such Asset Sale constituted Collateral;

(5)

any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuer;

(6)

any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Issuer or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes with Persons;

(7)

Investments represented by Hedging Obligations;

(8)

loans or advances to employees made in the ordinary course of business of the Issuer or any Restricted Subsidiary of the Issuer in an aggregate principal amount not to exceed $1.0 million at any one time outstanding;

(9)

repurchases of the Notes;

(10)

Permitted Business Investments; and

(11)

other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (11) that are at the time outstanding not to exceed $5.0 million.

 “Permitted Liens” means:

(1)

Liens on assets of the Issuer or any Guarantor securing Indebtedness and other Obligations, in each case incurred under Credit Facilities, that was permitted by the terms of this Indenture to be incurred and/or securing Hedging Obligations related thereto or permitted thereunder;

(2)

Liens in favor of the Issuer or the Guarantors;

(3)

Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Issuer or any Restricted Subsidiary of the Issuer; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Issuer or such Restricted Subsidiary;

(4)

Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Issuer or any Restricted Subsidiary of the Issuer; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

(5)

Liens to secure (a) the performance of statutory obligations, surety or appeal bonds, performance bonds, letters of credit or (b) other obligations of a like nature incurred in the ordinary course of business;

(6)

Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(4) covering only the assets acquired with or financed by such Indebtedness; provided, however, such Liens are created within 180 days of the later of the acquisition, lease, completion of improvements, construction, repairs or additions or commencement of full operation of the assets or property subject to such Lien and do not encumber any other assets or property of the Issuer or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

(7)

Liens existing on the Issue Date;

(8)

Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9)

Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(10)

survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(11)

Liens created for the benefit of (or to secure) the Notes (or the Note Guarantees), including for the sake of clarity, any Additional Notes permitted under this Indenture;

(12)

Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:

(a)

the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b)

the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(13)

provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements, agreements respecting Permitted Business Investments and other similar agreements entered into in the ordinary course of business;

(14)

Liens on cash or other deposits or net worth imposed by (a) customers under contracts entered into in the ordinary course of business and (b) banks or other depositary institutions on accounts held at such bank or depositary institution;

(15)

Liens arising under oil and gas leases or subleases, assignments, farm-out agreements, farm-in agreements, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of Hydrocarbons, unitizations and pooling designations, declarations, orders and agreements, development agreements, joint venture agreements, partnership agreements, operating agreements, royalties, working interests, net profits interests, joint interest billing arrangements, participation agreements, production sales contracts, area of mutual interest agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, licenses, sublicenses, and other agreements which are customary in the Oil and Gas Business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract;

(16)

Liens on pipelines and pipeline facilities that arise by operation of law; and

(17)

Liens incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary of the Issuer with respect to obligations that do not exceed $5.0 million at any one time outstanding.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund,

refinance, replace, defease or discharge other Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)

the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)

such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3)

if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to Holders as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4)

such Indebtedness is incurred either by the Issuer or by the Restricted Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Plan of Reorganization” means that certain Third Amended Plan of Reorganization of the Issuer and its affiliated debtors, modified as of March 31, 2010.

“Plan of Reorganization Indebtedness” means, collectively, (x) all Trade Creditor Indebtedness, (y) the State Lessor Audit Claims and (z) the Officer Loans.

“preferred stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Production Payments” means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

“Production Payments and Reserve Sales” means the grant or transfer by the Issuer or a Restricted Subsidiary to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar-denominated), partnership or other interest in Oil and Gas Properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the Oil and Gas Business, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists or other providers of technical services to the Issuer or a Restricted Subsidiary.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Equity Interests” means all Equity Interests of a Person other than Disqualified Stock.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of July 12, 2011, among the Issuer, the Guarantors and the Initial Purchaser, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements among the Issuer and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to the rights given by the Issuer to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note in the form of Exhibit A hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Responsible Officer” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Lien Creditors” means the Trustee, the Collateral Agent, each Holder, the beneficiaries of each indemnification obligation under this Indenture, the Notes and the Security Documents, and any successor or transferee of any of the foregoing.

“Second Lien Documents” means (a) this Indenture, the Notes, the Note Guarantees, the Security Documents and each of the other agreements, documents or instruments evidencing or governing any Second Lien Obligations and (b) any other related documents or instruments executed and delivered pursuant to any Second Lien Document described in clause (a) above evidencing or governing any Obligations thereunder, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Second Lien Obligations” means all Obligations in respect of the Notes or arising under the Second Lien Documents or any of them. Second Lien Obligations shall include all interest accrued (or which would, absent the commencement of an insolvency or liquidation proceeding, accrue) after the commencement of an insolvency or liquidation proceeding in accordance with and at the rate specified in the relevant Second Lien Document whether or not the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding (including all amounts accruing on or after the commencement of an insolvency proceeding, or that would have accrued or become due but for the effect of an insolvency proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such insolvency proceeding).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means the security agreement dated as of the Issue Date between the Collateral Agent, the Issuer and the Guarantors, as amended, modified, restated, supplemented or replaced from time to time in accordance with its terms.

“Security Documents” means the security agreements, pledge agreements, mortgages, deeds of trust, deeds to secure debt, collateral assignments, control agreements, the Intercreditor Agreement and related agreements (including, without limitation, financing statements under the Uniform Commercial Code of the relevant states), as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, to secure any Second Lien Obligations or under which rights or remedies with respect to any such Lien are governed.

“Shelf Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“State Lessor Audit Claims” means all State Lessor Audit Royalty Claims (as defined in the Plan of Reorganization) allowed under the Plan of Reorganization.  As of March 31, 2011, $1.1 million

(including $0.4 million in penalties) remained due and owing pursuant to the State Lessor Audit Royalty Claims.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

 “Subsidiary” means, with respect to any specified Person:

(1)

any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)

any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof);

provided that associations, joint ventures or other relationships (a) which are established pursuant to a standard form operating agreement or similar agreement or which are partnerships for purposes of federal income taxation only, (b) which are not corporations or partnerships (or subject to the Uniform Partnership Act) under applicable state law and (c) whose businesses are limited to the exploration, development and operation of Oil and Gas Properties and interests owned directly by the parties in such associations, joint ventures or relationships, shall not be deemed to be “Subsidiaries” of such Person.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Trade Creditor Indebtedness” means all Indebtedness owed to holders of allowed Oil Well Lien Act Claims (as defined in the Plan of Reorganization) and holders of other allowed secured and unsecured claims under the Plan of Reorganization.  As of March 31, 2011, $0.9 million was owing to holders of allowed Oil Well Lien Act Claims and holders of other secured and unsecured claims.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to January 1, 2014; provided, however, that if the period from the redemption date to January 1, 2014, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

 “Trustee” means The Bank of New York Mellon Trust Company, N.A. until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction from time to time.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Issuer that is designated by the Board of Directors of the Issuer as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1)

has no Indebtedness other than Non-Recourse Debt;

(2)

except as permitted by Section 4.11, is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary of the Issuer unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer;

(3)

is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)

has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries.

Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07.  If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date and any Lien of such Subsidiary will be deemed to be incurred as of such date and, if such Indebtedness is not permitted to be incurred pursuant to Section 4.09, or such Lien is not permitted to be incurred as of such date pursuant to Section 4.12, then in, in either case, the Issuer will be in breach or default of Section 4.09 or 4.12, as the case may be.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)

the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)

the then outstanding principal amount of such Indebtedness.

Section 1.02

Other Definitions.

Defined in
Term	Section
“Affiliate Transaction”	4.11
“Asset Sale Offer”	4.10
“Authentication Order”	2.02
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10
“incur”	4.09
“Lease”	4.21
“Leased Premises”	4.21
“Legal Defeasance”	8.02
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Permitted Debt”	4.09
“Payment Default”	6.01
“Premises”	4.20
“Purchase Date”	3.09
“Registrar”	2.03
“Restricted Payments”	4.07
“Senior Debt”.	4.06

Section 1.03

Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms have the following meanings in this Indenture:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Guarantees means the Issuer and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04

Rules of Construction.

Unless the context otherwise requires:

(1)

a term has the meaning assigned to it;

(2)

an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)

“or” is not exclusive;

(4)

words in the singular include the plural, and in the plural include the singular;

(5)

“will” shall be interpreted to express a command;

(6)

provisions apply to successive events and transactions; and

(7)

references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2

THE NOTES AND UNITS

Section 2.01

Form and Dating.

(a)

General.  The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto; provided that the form of the Exchange Notes shall include variations as are permitted by the Registration Rights Agreement (as evidenced by the Issuer’s execution of such Exchange Notes).  The Notes may be issued in definitive or global forms hereunder.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note will be dated the date of its authentication.  The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  Notwithstanding any provision of this Indenture or the Notes any pro rata redemptions or repurchases of the Notes by the Issuer pursuant to this Indenture shall be made in a manner that preserves the authorized denominations of the Notes.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)

Global and Definitive Notes.  Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)

Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that is held by Participants through Euroclear or Clearstream.

Section 2.02

Execution and Authentication.

At least one Officer of the Issuer must sign the Notes for the Issuer by manual or facsimile signature.

If an Officer of the Issuer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee.  The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall authenticate and deliver: (i) on the date of this Indenture, an aggregate principal amount of $127.5 million of Notes, (ii) any Additional Notes in accordance with Sections 4.09 and 4.12 hereof and (iii) Exchange Notes for issue only in an Exchange Offer pursuant to the Registration Rights Agreement for a like principal amount of Notes, in each case, upon receipt of a written order of the Issuer signed by two Officers (an “Authentication Order”).  Such Authentication Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of the Notes is to be authenticated.  The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuer pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

The Issuer may issue Additional Notes from time to time after the offering of the Initial Notes.  The Initial Notes, the Exchange Notes and any Additional Notes subsequently issued under this Indenture shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

Section 2.03

Registrar and Paying Agent.

The Issuer will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar will keep a register of the Notes and of their transfer and exchange.  The Issuer may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04

Paying Agent to Hold Money in Trust.

The Issuer will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuer in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) will have no further liability for the money.  If the Issuer or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee will serve as Paying Agent for the Notes.

Section 2.05

Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Issuer will furnish to the Trustee at least seven Business Days before each regular record date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuer shall otherwise comply with TIA § 312(a).

Section 2.06

Transfer and Exchange.

(a)

Transfer and Exchange of Global Notes.  A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes will be exchanged by the Issuer for Definitive Notes if:

(1)

the Issuer delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 120 days after the date of such notice from the Depositary;

(2)

the Issuer in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Global Note be exchanged by the Issuer for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act; or

(3)

upon the request of the Depositary after there has occurred and is continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of any of the preceding events, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Sections 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

(b)

Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)

Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchaser).  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)

All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)

both:

(i)

a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)

instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)

both:

(i)

a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)

instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in subparagraph (1) above;

provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.

Upon consummation of an Exchange Offer by the Issuer in accordance with Section 2.06(f), the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the letter of transmittal delivered by the Holder of such beneficial interest in the Restricted Global Note.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(3)

Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)

if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)

if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)

if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(4)

Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

(A)

such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.06(f) hereof, the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable letter of transmittal that it is not (i) a participating broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B)

such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)

such transfer is effected by a participating broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)

the Registrar receives the following:

(i)

if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii)

if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)

Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)

Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)

if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)

if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)

if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)

if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)

if such beneficial interest is being transferred to an Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)

if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)

if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof.

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the designated principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)

Beneficial Interests in Regulation S Global Note to Definitive Notes.  Notwithstanding Sections 2.06(c)(1)(A) and 2.06(c)(1)(C) hereof, a beneficial interest in the Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(3)

Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)

such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.06(f) hereof and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable letter of transmittal that it is not (i) a participating broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B)

such transfer is effected pursuant to the Shelf Registration in accordance with the Registration Rights Agreement;

(C)

such transfer is effected by a participating broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)

the Registrar receives the following:

(i)

if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii)

if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(4)

Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the designated principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant.  The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.

(d)

Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)

Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)

if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)

if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)

if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)

if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)

if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)

if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)

if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(2)

Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)

such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.06(f) hereof and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable letter of transmittal that it is not (i) a participating broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B)

such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)

such transfer is effected by a participating broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)

the Registrar receives the following:

(i)

if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii)

if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)

Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)

Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1)

Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)

if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)

if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)

if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)

Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)

such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.06(f) hereof, and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable letter of transmittal that it is not (i) a participating broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B)

any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C)

any such transfer is effected by a participating broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)

the Registrar receives the following:

(i)

if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii)

if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)

Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)

Exchange Offer.  Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuer will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

(1)

one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable letter of transmittal that (A) they are not participating broker-dealers or, if they are participating broker-dealers, they will deliver a prospectus in connection with any resale of the Exchange Notes, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 405 under the Securities Act) of the Issuer; and

(2)

Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable letter of transmittal that (A) they are not participating broker-dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuer.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuer will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the designated principal amount.

(g)

Legends.  The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)

Private Placement Legend.

(A)

Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE

WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S, OR THE INITIAL PURCHASER’S OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.”

(B)

Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2)

Global Note Legend.  Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION

2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3)

Additional Legends.  Definitive Notes issued to Affiliates of the Issuer may bear additional legends to reflect further restrictions on transfer.

(h)

Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)

General Provisions Relating to Transfers and Exchanges.

(1)

To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an

Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2)

No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

(3)

The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)

All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)

Neither the Registrar nor the Issuer will be required:

(A)

to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption pursuant to Section 3.02 hereof and ending at the close of business on the day of selection;

(B)

to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)

to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6)

Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(7)

The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8)

All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(j)

The Issuer will not be required to transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or Beneficial Owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(k)

Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depository.

Section 2.07

Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence of the destruction, loss or theft of any Note, the Issuer will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Issuer’s and the Trustee’s requirements are met.  If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Issuer may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuer and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08

Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid pursuant to Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than Holdings, the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09

Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned will be so disregarded.

Section 2.10

Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuer may prepare and execute and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes.  Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee.  Without unreasonable delay, the Issuer will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

The Issuer shall cause definitive Notes to be prepared and authenticated without unreasonable delay.  After the preparation of the definitive Notes, the temporary Notes shall be exchanged for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer, without charge to the Holder.  Upon surrender for cancellation of one or more temporary Notes, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefore a like principal amount of definitive Notes of authorized denominations.  Until so exchanged, holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11

Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of canceled Notes (subject to the record retention requirement of the Trustee).  Certification of the cancellation of all canceled Notes will be delivered to the Issuer upon written request.  The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.  To the extent that any Notes are held in the form of Global Notes and less than all of such Global Notes are to be cancelled, the reduction of the principal amount of any such Global Note and the Registrar’s notation of such cancellation on its books and records shall be deemed to satisfy any cancellation requirement, provided that certification of such cancellation shall be delivered to the Issuer upon written request.

Section 2.12

Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof.  The Issuer will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Issuer will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13

CUSIP Numbers.

The Issuer in issuing the Notes may use CUSIP, ISIN or other such numbers (if then generally in use), and, if so, the Trustee shall use CUSIP, ISIN or other such numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuer shall promptly notify the Trustee in writing of any change in the CUSIP, ISIN or other numbers.

Section 2.14

Trustee’s Disclaimer.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Notes other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.  Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.15

Acts of Holders.

(a)

Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 2.15.

(b)

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof.  Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

(d)

If the Issuer shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

Section 2.16

Additional Interest.

If Additional Interest is payable by the Issuer pursuant to the Registration Rights Agreement and paragraph 1 of the Notes, the Issuer shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such interest is payable.  Unless and until an officer of the Trustee receives such a certificate or instruction or direction from the Holders in accordance with the terms of this Indenture, the Trustee may assume without inquiry that no Additional Interest is payable.  The foregoing shall not prejudice the rights of the Holders with respect to their entitlement to Additional Interest as otherwise set forth in this Indenture or the Notes and pursuing any action against the Issuer directly or otherwise directing the Trustee to take such action in accordance with the terms of this Indenture and the Notes.  If the Issuer has paid Additional Interest directly to persons entitled to it, the Issuer shall deliver to the Trustee a certificate setting forth the particulars of such payment.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01

Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:

(1)

the CUSIP number;

(2)

the clause of this Indenture pursuant to which the redemption shall occur;

(3)

the redemption date;

(4)

the principal amount of Notes to be redeemed;

(5)

the redemption price; and

(6)

the Notes to be redeemed, if a partial redemption.

Section 3.02

Selection and Notice.

If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption on a pro rata basis or by lot of such similar method (and in the case of Global Notes, in accordance with the procedures of DTC), unless otherwise required by law or applicable stock exchange requirements; provided, that no Notes of $2,000 or less shall be purchased or redeemed in part.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed.

A new Note in principal amount equal to the unpurchased or unredeemed portion of the original Note purchased or redeemed in part will be issued in the name of the Holder of such Notes upon cancellation of the original Note.  Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

Section 3.03

Notice of Redemption.

Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Issuer will mail or cause to be mailed, by first-class mail (or transmitted otherwise in accordance with the procedures of DTC), a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 hereof.

The notice will identify the Notes to be redeemed and will state:

(1)

the CUSIP number;

(2)

the redemption date;

(3)

the redemption price;

(4)

if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(5)

the name and address of the Paying Agent;

(6)

that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(7)

that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(8)

the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(9)

that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Issuer’s request, the Trustee will give the notice of redemption in the Issuer’s name and at its expense; provided, however, that the Issuer has delivered to the Trustee, at least 45 days (or such shorter periods as the Trustee shall agree) prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph and stating that all conditions precedent to the giving of such notice have been complied with.

Section 3.04

Effect of Notice of Redemption.

Notice of redemption may, at the Issuer’s option and discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or Change of

Control, as the case may be. If any such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed.

Section 3.05

Deposit of Redemption or Purchase Price.

One Business Day prior to the redemption or purchase date, the Issuer will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of, and accrued interest, if any, on, all Notes to be redeemed or purchased on that date.  The Trustee or the Paying Agent will promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all Notes to be redeemed or purchased.

If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase.  If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06

Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuer will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07

Optional Redemption.

(a)

Except as described below, the Notes will not be redeemable at the Issuer’s option prior to January 1, 2014.

(b)

At any time on or prior to January 1, 2014, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes (including any Additional Notes issued under this Indenture), upon not less than 30 nor more than 60 days’ notice, at a redemption price of 112.500% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, to, but not including, the redemption date using the net cash proceeds of one or more Equity Offerings by the Issuer, provided that:

(1)

at least 65% of the aggregate principal amount of Notes originally issued under this Indenture remains outstanding immediately after the occurrence of such redemption; and

(2)

the redemption occurs within 60 days of the date of the closing of such Equity Offering.

(c)

During any twelve-month period commencing on the Issue Date and ending on or prior to January 1, 2014, the Issuer may redeem up to 10% of the aggregate principal amount of the Notes upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address (or transferred otherwise in accordance with the applicable procedures of DTC) at a redemption price equal to 106.250% of the principal amount thereof, plus accrued and unpaid interest to the redemption date.

(d)

At any time prior to January 1, 2014, the Notes may be redeemed in whole or in part at the option of the Issuer upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address (or transmitted otherwise in accordance with the applicable procedures of DTC), with a copy to the Trustee, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to but not including the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the interest payment date).

(e)

On or after January 1, 2014, the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice mailed by first-class mail to each Holder’s registered address (or transmitted otherwise in accordance with the applicable procedures of DTC), at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the Notes redeemed, to, but not including, the applicable redemption date, if redeemed during the period set forth below, subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

For the period below	Percentage
On or after January 1, 2014 to June 30, 2014	106.250%
On or after July 1, 2014 to December 31, 2014	104.688%
On or after January 1, 2015 to June 30, 2015	103.125%
On or after July 1, 2015 to December 31, 2015	101.563%
On or after January 1, 2016	100.000%

(f)

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(g)

Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

(h)

Except pursuant to the preceding Section 3.07(a), (b), (c) and (d), the Notes will not be redeemable at the Issuer’s option prior to their final maturity.

Section 3.08

Mandatory Redemption; Open Market Purchases.

Except as required by Sections 4.10 and 4.15 hereof, the Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes or to repurchase the Notes at the option of the Holders.  The Issuer may at any time and from time to time purchase the Notes in the open market or otherwise if such purchase complies with the then applicable agreements of this Indenture.

Section 3.09

Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.10 hereof the Issuer is required to commence an Asset Sale Offer, it will follow the procedures specified below.

The Asset Sale Offer shall be made to all Holders.  The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuer will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and, if applicable, such Other Pari Passu Obligations (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no further interest will be payable on such interest payment date to Holders who tender Notes pursuant to the Asset Sale Offer.

Upon the commencement of an Asset Sale Offer, the Issuer will send, by first-class mail, a notice to the Trustee and each of the Holders.  The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer.  The notice, which will govern the terms of the Asset Sale Offer, will state:

(1)

the CUSIP number;

(2)

that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

(3)

the Offer Amount, the purchase price and the Purchase Date;

(4)

that any Note not tendered or accepted for payment will continue to accrete or accrue interest;

(5)

that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrete or accrue interest on and after the Purchase Date;

(6)

that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in initial denominations of $2,000 and integral multiples of $1,000 in excess thereof;

(7)

that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Issuer, a Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(8)

that Holders will be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, an electronic mail, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(9)

that, if the aggregate principal amount of Notes and Other Pari Passu Obligations surrendered by holders thereof exceeds the Offer Amount, the Issuer will select the Notes and Other Pari Passu Obligations to be purchased on a pro rata basis based on the principal amount of Notes and such Other Pari Passu Obligations surrendered (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof, will be purchased); and

(10)

that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.09.  The Issuer, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, and the Issuer will promptly issue a new Note, and the Trustee, upon written request from the Issuer, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered.  Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof.  The Issuer will publicly announce the results of the Asset Sale Offer on the Purchase Date.

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4

COVENANTS

Section 4.01

Payment of Notes.

The Issuer will pay or cause to be paid the principal of, premium, if any, and interest, if any, on, the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest, if any, will be considered paid by the Issuer on the date due if the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.  The Issuer will pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 2.0% per annum in excess of the then applicable interest rate on the Notes to the extent lawful. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest at the same rate to the extent lawful.

Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Section 4.02

Maintenance of Office or Agency.

The Issuer will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served.  The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuer fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes.  The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

All notices to the Trustee or the Collateral Agent hereunder shall be sent to the Corporate Trust Office at the address set forth in Section 13.01 hereof.

Section 4.03

Reports.

(a)

Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Issuer and the Guarantors shall make available on a publicly available website, within the time periods specified in the SEC’s rules and regulations:

(1)

all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Issuer were required to file such reports; and

(2)

all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file such reports.

(b)

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports.  Each annual report on Form 10-K will include a report on the Issuer’s consolidated financial statements by the Issuer’s certified independent accountants.  The Issuer shall file a copy of each of the reports referred to in Section 4.03(a) with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.

(c)

If, at any time after consummation of the Exchange Offer, the Issuer is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Issuer shall nevertheless continue filing the reports specified in Section 4.03(a) with the SEC within the time periods specified above unless the SEC will not accept such a filing.  The Issuer shall not take any action for the purpose of causing the SEC not to accept any such filings.  If, notwithstanding the foregoing, the SEC will not accept the Issuer’s filings for any reason, the Issuer will post the reports referred to Section 4.03(a) on its website within the time periods that would apply if the Issuer were required to file those reports with the SEC.

(d)

If the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by Section 4.03(a) shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Issuer.

(e)

In addition, for so long as any of the Notes remain outstanding, if at any time the Issuer or the Guarantors are not required to file with the SEC the reports required by Section 4.03(a), the Issuer and the Guarantors shall furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04

Compliance Certificate.

(a)

The Issuer and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every covenant contained herein; and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer is taking or proposes to take with respect thereto.

(b)

So long as any of the Notes are outstanding, the Issuer will deliver to the Trustee, forthwith upon, but in any case no later than ten Business Days after, any Officer of the Issuer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

Section 4.05

Taxes; Stay, Extension and Usury Laws.

(a)

The Issuer will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to Holders.

(b)

The Issuer and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.06

Advances to Subsidiaries.

All advances to Restricted Subsidiaries made by the Issuer after the Issue Date shall be evidenced by intercompany notes in favor of the Issuer.  Such intercompany notes shall be pledged pursuant to the Security Documents as Collateral to secure the Notes. Each intercompany note shall be payable upon demand and shall bear interest at the same rate as the Notes and will be subordinated in right of payment to all existing Senior Debt of the Restricted Subsidiary to which the loan is made. “Senior Debt” of Restricted Subsidiaries for the purposes of the intercompany notes will be defined as all Indebtedness of the Restricted Subsidiaries that is not specifically by its terms made pari passu with or junior to the intercompany notes.

The Issuer will not permit any Restricted Subsidiary in respect of which the Issuer is a creditor by virtue of an intercompany note to incur any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of such Restricted Subsidiary and senior in any respect in right of payment to any intercompany note.

Section 4.07

Restricted Payments.

(a)

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)

declare or pay any dividend or make any other payment or distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuer and other than dividends or distributions payable to the Issuer or a Restricted Subsidiary of the Issuer);

(2)

purchase, redeem, defease or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Issuer) any Equity Interests of the Issuer or any direct or indirect parent of the Issuer;

(3)

make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries), except (a) a payment of interest or principal at the Stated Maturity thereof or (b) any Plan of Reorganization Indebtedness at the Stated Maturity thereof or at any other time; or

(4)

make any Restricted Investment;

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1)

no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2)

the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); and

(3)

such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by Section 4.07(b)(2), (3), (4), (6) and (8), is less than the sum, without duplication, of:

(A)

50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(B)

100% of the aggregate net cash proceeds received by the Issuer since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Issuer (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Issuer that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Issuer); provided that any equity offering consummated on or within 15 days of the Issue Date shall be excluded from the Restricted Payments permitted pursuant to this clause (b); plus

(C)

to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

(D)

to the extent that any Unrestricted Subsidiary of the Issuer designated as such after the Issue Date is redesignated as a Restricted Subsidiary after the Issue Date, the lesser of (i) the Fair Market Value of the Issuer’s Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the Issue Date; plus

(E)

50% of any dividends received by the Issuer or a Restricted Subsidiary of the Issuer that is a Guarantor after the Issue Date from an Unrestricted Subsidiary of the Issuer, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Issuer for such period.

(b)

So long as no Default has occurred and is continuing or would be caused thereby, Section 4.07(a) will not prohibit:

(1)

the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

(2)

the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of, Equity Interests of the Issuer (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Issuer; provided, that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(B) of the Section 4.07(a);

(3)

the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4)

the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Issuer to the holders of its Equity Interests on a pro rata basis;

(5)

the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer or Restricted Subsidiary of the Issuer held by any current or former officer, director or employee of the Issuer or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $500,000 in any twelve-month period;

(6)

the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

(7)

the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary of the Issuer issued on or after the Issue Date in accordance with the Fixed Charge Coverage Ratio test described in Section 4.09(a); or

(8)

other Restricted Payments in an aggregate amount not to exceed $5.0 million since the Issue Date.

(c)

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the assets or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 4.07 will be determined by the Board of Directors of the Issuer whose resolution with respect thereto will be delivered to the Trustee. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $5.0 million. For purposes of determining compliance with this Section 4.07, if a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (1) through (9) above, or is entitled to be made pursuant to Section 4.07(a), the Issuer may, in its sole discretion, classify the Restricted Payment in any manner that complies with this Section 4.07.

Section 4.08

Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a)

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)

pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(2)

make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(3)

sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.

(b)

The restrictions in Section 4.08(a) will not apply to encumbrances or restrictions existing under or by reason of:

(1)

agreements governing Existing Indebtedness as in effect on the Issue Date and Credit Facilities permitted to be entered into under this Indenture and any amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings of those agreements, provided, that the amendments, modifications, restatements, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;

(2)

this Indenture, the Notes, the Note Guarantees and the Security Documents;

(3)

applicable law, rule, regulation or order;

(4)

any instrument governing Indebtedness or Capital Stock of a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(5)

customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

(6)

purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in Section 4.08(a)(3);

(7)

any agreement for the sale or other disposition a Restricted Subsidiary restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(8)

Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being extended, renewed, refunded, refinanced, defeased or discharged (as determined in good faith by the Board of Directors of the Issuer);

(9)

Liens permitted to be incurred under the provisions of Section 4.12 that limit the right of the debtor to dispose of the assets subject to such Liens;

(10)

provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of the Issuer’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

(11)

restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(12)

in the case of clause (3) of the first paragraph of this covenant, any encumbrance or restriction:

(A)

that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease (including leases governing leasehold interests or farm-in agreements or farm-out agreements relating to leasehold interests in oil and gas properties), license or similar contract, or the assignment or transfer of any such lease (including leases governing leasehold interests or farm-in agreements or farm-out agreements relating to leasehold interests in oil and gas properties), license (including, without limitation, licenses of intellectual property) or other contract;

(B)

contained in mortgages, pledges or other security agreements permitted under the indenture securing Indebtedness of the Issuer or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements;

(C)

contained in any agreement creating Hedging Obligations permitted from time to time under this Indenture; or

(D)

pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Issuer or any Restricted Subsidiary; and

(13)

any customary encumbrances or restrictions imposed pursuant to any agreement of the type described in the definition of “Permitted Business Investment;” provided that the Issuer shall, and shall cause each Restricted Subsidiary to, make all commercially reasonable efforts to prevent any asset or property, including but not limited to Permitted Business Investments, from being subject to any encumbrances or restrictions.

Section 4.09

Incurrence of Indebtedness and Issuance of Preferred Stock.

(a)

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Issuer will not issue any Disqualified Stock or any shares of preferred stock and will not permit any of its Restricted Subsidiaries to issue any Disqualified Stock or any shares of preferred stock; provided, however, that the Issuer and the Guarantors may incur Indebtedness (including Acquired Debt), issue Disqualified Stock or issue preferred stock, if the Fixed Charge Coverage Ratio for the Issuer and the Guarantors on a consolidated basis for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.5 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b)

The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)

the incurrence by the Issuer and any Guarantor of (I) additional Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) not to exceed the greater of (a) $35.0 million and (b) 15% of Adjusted Consolidated Net Tangible Assets, in each case, less the aggregate amount of all Net Proceeds of Asset Sales applied by the Issuer or any of its Restricted Subsidiaries since the Issue Date to repay any term Indebtedness under a Credit Facility or to repay any revolving credit Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder pursuant to Section 4.10 and (II) letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) not to exceed $10.0 million;

(2)

the incurrence by the Issuer and its Restricted Subsidiaries of Existing Indebtedness (other than Indebtedness described in clauses (1) and (3) of this Section 4.09(b);

(3)

the incurrence by the Issuer and the Guarantors of Indebtedness represented by the Notes and related Note Guarantees to be issued on the Issue Date and the Exchange Notes and related Note Guarantees to be issued pursuant to the Registration Rights Agreement;

(4)

the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Issuer or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed $5.0 million at any time outstanding;

(5)

the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred pursuant to Section 4.09(a) or Section 4.09(b)(2), (3), (5) or (15);

(6)

the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries; provided, however, that:

(a)

if the Issuer or any Guarantor is the holder of such Indebtedness and the borrower is not the Issuer or a Guarantor, such Indebtedness (i) must be evidenced by a promissory note which note shall be pledged to the Collateral Agent in favor of the holders of notes, subject to the Intercreditor Agreement, (ii) must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Issuer, or the Note Guarantee, in the case of a Guarantor and (iii) shall not exceed $5.0 million at any one time outstanding; and

(b)

(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Restricted Subsidiary of the Issuer will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)

the issuance by any of the Issuer’s Restricted Subsidiaries to the Issuer or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(a)

any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer; and

(b)

any sale or other transfer of any such preferred stock to a Person that is not either the Issuer or a Restricted Subsidiary of the Issuer,

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8)

the incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business and not for speculative purposes;

(9)

the guarantee by the Issuer or any of the Guarantors of Indebtedness of the Issuer or a Restricted Subsidiary of the Issuer that was permitted to be incurred by another provision of this Section 4.09; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(10)

the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance and surety bonds in the ordinary course of business;

(11)

the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

(12)

the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness in respect of bid, performance, surety and similar bonds issued for the account of the Issuer and any of its Restricted Subsidiaries in the ordinary course of business, including guarantees and obligations of the Issuer and any of its Restricted Subsidiaries with respect to letters of credit supporting such obligations (in each other than an obligation for money borrowed);

(13)

the incurrence by the Issuer or any of its Restricted Subsidiaries of obligations relating to net gas balancing positions arising in the ordinary course of business and consistent with past practice;

(14)

the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness arising from agreements of the Issuer or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Subsidiary, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Issuer and its Restricted Subsidiaries in connection with such disposition; and

(15)

the incurrence by the Issuer or any of the Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (15), not to exceed $5.0 million.

The Issuer shall not incur, and shall not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Issuer or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuer solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

(c)

For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) above, or is entitled to be incurred pursuant to Section 4.09(a), the Issuer will be permitted to divide and classify such item of Indebtedness on the date of its incurrence, or later re-classify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09. The accrual of interest payable in cash in accordance with the same terms of such Indebtedness in the ordinary course of business, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09; provided, in each such case, that the amount of any such accrual or payment is included in Fixed Charges of the Issuer as accrued. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Issuer or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

(d)

The amount of any Indebtedness outstanding as of any date will be:

(1)

the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)

the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)

in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)

the Fair Market Value of such assets at the date of determination; and

(b)

the amount of the Indebtedness of the other Person.

Section 4.10

Asset Sales.

(a)

The Issuer will not, and will not permit any of its Restricted Subsidiaries to consummate an Asset Sale unless:

(1)

the Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)

at least 75% of the consideration received in the Asset Sale by the Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided, however, to the extent that any disposition in any such Asset Sale was of Collateral, the non-cash consideration (other than Excluded Assets) received is pledged as Collateral in accordance with the Security Documents substantially simultaneously with such sale, in accordance with the requirements set forth in this Indenture. For purposes of this provision, each of the following will be deemed to be cash:

(A)

any liabilities, as shown on the Issuer’s most recent consolidated balance sheet, of the Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Issuer or such Restricted Subsidiary from further liability; and

(B)

any securities, Notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by the Issuer or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and

(C)

any stock or assets of the kind referred to in Section 4.10(b)(2) or (4).

(b)

Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:

(1)

to repay Indebtedness and other Obligations under a Credit Facility and to the extent such Credit Facility is a revolving facility, to correspondingly reduce commitments with respect thereto;

(2)

to acquire all or substantially all of the assets of, or any Capital Stock of, another Oil and Gas Business, if, after giving effect to any such acquisition of Capital Stock, the Oil and Gas Business is or becomes, or all or substantially all of the assets thereof are acquired by, a Restricted Subsidiary of the Issuer;

(3)

to make a capital expenditure; or

(4)

to acquire other assets that are not classified as current assets under GAAP and that are used or useful in an Oil and Gas Business; provided that the assets (including Voting Stock) acquired with the Net Proceeds from any disposition of Collateral are pledged as Collateral in accordance with the Security Documents concurrently with such acquisition.

(c)

Pending the final application of any Net Proceeds, the Issuer may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(d)

Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(b) will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Issuer will, within 30 days thereof, make one or more Asset Sale Offers to the holders of the Notes (and, at the option of the Issuer, the holders of Other Pari Passu Obligations) to purchase Notes (and Other Pari Passu Obligations) pursuant to and subject to the conditions contained in this Indenture (each, an “Asset Sale Offer”), that are $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the date fixed for the closing of such offer, in accordance with the procedures set forth in Section 3.09, of this Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within 30 days after the date that Excess Proceeds exceeds $5.0 million by mailing (or transmitting otherwise in accordance with the procedures of DTC), the notice required pursuant to the terms of this Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes and such Other Pari Passu Obligations tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes or the Other Pari Passu Obligations surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Notes and such Other Pari Passu Obligations will be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Other Pari Passu Obligations tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(e)

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such compliance.

Section 4.11

Transactions with Affiliates.

(a)

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each, an “Affiliate Transaction”), unless:

(1)

the Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary (as determined in good faith by the Board of Directors of the Issuer) than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary  with an unrelated Person; and

(2)

the Issuer delivers to the Trustee:

(A)

with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors of the Issuer set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this Section 4.11 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Issuer; and

(B)

with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Issuer or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

(b)

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:

(1)

Any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2)

transactions between or among the Issuer and/or its Restricted Subsidiaries;

(3)

transactions with a Person (other than an Unrestricted Subsidiary of the Issuer) that is an Affiliate of the Issuer solely because the Issuer owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)

payment of reasonable directors’ fees to Persons who are not otherwise Affiliates of the Issuer;

(5)

any issuance of Equity Interests (other than Disqualified Stock) of the Issuer to Affiliates of the Issuer;

(6)

transactions effected pursuant to agreements in effect on the Issue Date and described in the Offering Circular and any amendment, modification or replacement of such agreement (so long as such amendment or replacement is not less favorable to the Issuer, any Restricted Subsidiary or Holders, taken as a whole, than the original agreement as in effect on the Issue Date as determined in good faith by the Board of Directors of the Issuer); or

(7)

the repayment at the Stated Maturity thereof or at any other time of the Officer Loans.

Section 4.12

Liens.

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens unless contemporaneously with the incurrence of such Liens, it has made or will make effective provisions whereby the Notes or any Note Guarantee will be secured by such Lien equally and ratably with (or, if such other Indebtedness is contractually subordinated to the Notes, prior to) all other Indebtedness secured by such Lien for so long as such other Indebtedness is secured by such Lien.

Section 4.13

Business Activities.

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than an Oil and Gas Business, except to such extent as would not be material to the Issuer and its Restricted Subsidiaries taken as a whole.

Section 4.14

Corporate Existence.

Subject to Article 5 hereof, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1)

its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents

(as the same may be amended from time to time) of the Issuer or any such Subsidiary; and

(2)

the rights (charter and statutory), licenses and franchises of the Issuer and its Subsidiaries;

provided, however, that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries, taken as a whole.

Section 4.15

Offer to Repurchase Upon Change of Control.

(a)

If a Change of Control occurs, each Holder will have the right to require the Issuer to offer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to the offer described below (a “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date. Within ten days following any Change of Control, the Issuer will mail such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder to the address of such Holder appearing in the security register (or otherwise in accordance with the procedures of DTC), with the following information:

(1)

a Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;

(2)

the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3)

any Note not properly tendered will remain outstanding and continue to accrue interest;

(4)

unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on, but not including, the Change of Control Payment Date;

(5)

Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)

Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the Paying Agent receives, not later than the close of business on the last day of the offer period, an electronic mail, facsimile transmission or letter setting forth the name of the

Holder, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing his tendered Notes and his election to have such Notes purchased;

(7)

if such notice is mailed prior to the occurrence of a Change of Control, stating the Change of Control Offer is conditional on the occurrence of such Change of Control; and

(8)

that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 or an integral multiple of $1,000 in excess thereof.

(b)

While the Notes are in global form and the Issuer makes an offer to purchase all or any portion of the Notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of the Notes through the facilities of DTC, subject to its rules and regulations.

(c)

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control pursuant to a Change of Control Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.

(d)

On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1)

accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)

deposit with the Paying Agent no later than 10:00 a.m., New York City time, an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)

deliver or cause to be delivered to the Trustee for cancellation the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

(e)

The Paying Agent will promptly transmit to each Holder of Notes properly tendered and so accepted the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by each such Holder, if any; provided, that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Note so accepted for payment will cease to accrue interest on and after the Change of Control Payment Date. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(f)

The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of this Indenture are applicable. Except as described in this Section 4.15 with respect to a Change of Control, this Indenture does not contain provisions that permit the Holders to require that the Issuer repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

(g)

The Issuer will not be required to make a Change of Control Offer following a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07 unless and until there is a default in payment of the applicable redemption price.  Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of the making of the Change of Control Offer.

(h)

The provisions under this Indenture relative to the Issuer’s obligation to make a Change of Control Offer may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

Section 4.16

Additional Note Guarantees.

If the Issuer or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the Issue Date, then the Issuer will (1) cause that newly acquired or created Domestic Subsidiary to execute a supplemental indenture pursuant to which it will become a Guarantor, (2) cause the newly acquired or created Domestic Subsidiary to execute and deliver to the Trustee and the Collateral Agent amendments to the Security Documents, additional Security Documents and Intercreditor Agreement, and take such other action as may be necessary or advisable in the determination of the Collateral Agent to grant to the Collateral Agent, for the benefit of the holders, a perfected Lien in the assets (other than Excluded Assets) of such Domestic Subsidiary to have such assets included as Collateral, including the filing of Uniform Commercial Code financing statements in such jurisdiction or such other actions as may be required by the Security Documents, (3) cause that newly acquired or created Domestic Subsidiary to take such actions necessary or as the Collateral Agent reasonably determines to be necessary or advisable to grant to the Collateral Agent for the benefit of the holders a perfected Lien in the assets (other than Excluded Assets) of such new Domestic Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdiction as may be required by the Security Documents or by law or as may be reasonably requested by the Collateral Agent, (4) cause that newly acquired or created Domestic Subsidiary to take such further action and execute and deliver such other documents reasonably requested by the Trustee or the Collateral Agent to effectuate the foregoing, and (5) deliver an Officers’ Certificate and an Opinion of Counsel satisfactory to the Trustee and Collateral Agent, in each case, within 30 days of the date on which the Domestic Subsidiary was acquired or created as contemplated by this Indenture, Security Documents and Intercreditor Agreement.

Section 4.17

Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors of the Issuer may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary or Person that becomes a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary if that designation would not cause a Default and the Subsidiary meets the definition of “Unrestricted Subsidiary.” If a Restricted Subsidiary

is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 or under one or more clauses of the definition of Permitted Investments, as determined by the Issuer. That designation will only be permitted if the Investment would be permitted at that time (other than pursuant to clause (10) of the definition of Permitted Investments) and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Issuer may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate delivered to the Trustee certifying that such designation complied with the preceding conditions and was permitted by Section 4.07. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Issuer will be in default of such covenant. The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Issuer; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Section 4.18

Impairment of Security Interest

Subject to the Intercreditor Agreement, neither the Issuer nor any of the Restricted Subsidiaries will take or omit to take any action which would adversely affect or impair in any material respect the Liens in favor of the Collateral Agent with respect to the Collateral, except as otherwise permitted or required by the Security Documents or this Indenture. Neither the Issuer nor any of the Restricted Subsidiaries will enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than the First Lien Obligations and the Notes, unless such agreement permits such Issuer or Restricted Subsidiary to first repay, or offer to repay, First Lien Obligations and the Notes.  The Issuer shall, and shall cause each Guarantor to, at its sole cost and expense, execute and deliver all such agreements and instruments as the Collateral Agent or the Trustee shall reasonably request to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Security Documents. The Issuer shall, and shall cause each Guarantor to, at its sole cost and expense, file any such notice filings or other agreements or instruments as may be reasonably necessary or desirable under applicable law to perfect the Liens created by the Security Documents at such times and at such places as necessary.

Section 4.19

Post-Closing

The Issuer and the Guarantors shall use their respective commercially reasonable efforts to perfect on the Issue Date the security interests in the Collateral for the benefit of the holders of the Notes that are created on the Issue Date but, to the extent any such security interest or liens are not perfected by such date, the Issuer and the Guarantors will agree to do or cause to be done all acts and things that may be required, including using commercially reasonable efforts to obtain any required consents from third parties, to have all security interests in the Collateral duly created and enforceable and perfected, in each case solely to the extent required by the Security Documents, promptly following the Issue Date, but in any event no later than the date 60 days thereafter.  In addition, the Security Documents may not require that all Collateral be perfected if such Collateral cannot be perfected by the filing of UCC financing statements or the recording of mortgages or deeds of trust.

Section 4.20

Further Assurances

The Issuer and the Guarantors shall execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Collateral Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents in the Collateral.  In addition, from time to time, the Issuer will reasonably promptly secure the Obligations under this Indenture and the Security Documents by pledging or creating, or causing to be pledged or created, perfected security interests with respect to the Collateral.  The Issuer shall deliver or cause to be delivered to the Collateral Agent all such instruments and documents as necessary to evidence compliance with this Section 4.20.

Section 4.21

Real Estate Mortgages and Filings

With respect to any real property or any Oil and Gas Properties (individually and collectively, the “Premises”) owned by the Issuer or a Domestic Subsidiary (other than Unrestricted Subsidiaries) on the Issue Date and with respect to any such Premises to be acquired by the Issuer or a Domestic Subsidiary (other than Unrestricted Subsidiaries) after the Issue Date, subject to the terms of the Intercreditor Agreement:

(1)

The Issuer shall deliver to the Collateral Agent, as mortgagee, fully executed counterparts of Mortgages, duly executed by the Issuer or the applicable Domestic Subsidiary, together with evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage as may be necessary to create a valid, perfected Lien, subject to Permitted Liens, against the Premises purported to be covered thereby;

(2)

The Issuer shall deliver to the Collateral Agent mortgagee’s title insurance policies or title opinions (as applicable) in favor of the Collateral Agent, as mortgagee for the ratable benefit of the Collateral Agent, the Trustee and the Holders in an amount equal to 90% of the Fair Market Value of the Premises purported to be covered by the related Mortgage, insuring that title to such property is marketable or opining to the title of such property, as applicable, and that the interests created by the Mortgage constitute valid Liens thereon free and clear of all Liens, defects and encumbrances other than Permitted Liens together with customary endorsements, coinsurance and reinsurance typical for the applicable jurisdiction and accompanied by evidence of the payment in full of all premiums thereon;

(3)

The Issuer shall deliver to the Collateral Agent, to the extent provided to any First Lien Agent, with respect to each of the covered Premises, the most recent survey of such Premises prepared on or on behalf of the Issuer, together with either (i) an updated survey certification in favor of the Trustee and the Collateral Agent from the applicable surveyor stating that, based on a visual inspection of the property and the knowledge of the surveyor, there has been no change in the facts depicted in the survey or (ii) an affidavit from the Issuer and the Guarantors stating that there has been no change sufficient for the title insurance company to remove all standard survey exceptions and issue the customary endorsements;

(4)

The Issuer shall deliver to the Collateral Agent, to the extent provided to any First Lien Agent, with respect to each of the covered Premises, all abstracts of title, title reports to other title information conducted on behalf of the Issuer with respect to the Premises and any reserve reports relating to Hydrocarbon Interests attributable to or included in the Collateral; and

(5)

The Issuer shall deliver an opinion(s) of approved counsel of the Issuer confirming that the Mortgages and Security Documents create a Lien, subject only to Permitted Liens, on all Collateral, which shall be from local counsel or special regulatory counsel in each state where a Premises is located covering the enforceability of the relevant Mortgages;

in each case, using commercially reasonable efforts to comply with the foregoing by the Issue Date but, in any event, no later than 90 days thereafter.

Section 4.22

Leasehold Mortgages and Filings; Landlord Waivers

The Issuer and each of its Domestic Subsidiaries (other than any Unrestricted Subsidiary) shall use commercially reasonable efforts to deliver Mortgages with respect to the Issuer’s or such Domestic Subsidiary’s leasehold interests in any premises material to the business taken as a whole (the “Leased Premises”), occupied by the Issuer or such Domestic Subsidiary (other than any Unrestricted Subsidiary) pursuant to leases which may be mortgaged by their terms or the terms of the landlord consents (collectively, the “Leases,” and individually, a “Lease”) in each case, using commercially reasonable efforts to comply with the foregoing by the Issue Date but, in any event, no later than 90 days thereafter.

With respect to any leasehold Mortgage delivered pursuant to the immediately preceding paragraph, the Issuer or the applicable Subsidiary shall provide to the Trustee all of the items described in clauses (2), (3) and (5) of Section 4.21 and in addition shall use their respective commercially reasonable efforts to obtain an agreement executed by the lessor under the Lease, whereby the lessor consents to the Mortgage and waives or subordinates its landlord Lien (whether granted by the instrument creating the leasehold estate or by applicable law), if any, and which shall be entered into by the Collateral Agent.

The Issuer and each of its Domestic Subsidiaries that is a lessee of, or becomes a lessee of, real property material to the business, is and will be, required to use commercially reasonable efforts to deliver to the Collateral Agent a landlord waiver, in the form reasonably acceptable to the Collateral Agent executed by the lessor of such real property; provided that in the case where such lease is a lease in existence on the Issue Date, the Issuer or its Domestic Subsidiary that is the lessee thereunder shall have 90 days from the Issue Date to satisfy such requirement.

Section 4.23

Payments for Consent

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

ARTICLE 5

SUCCESSORS

Section 5.01

Merger, Consolidation, or Sale of Assets.

(a)

The Issuer will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)

either: (a) the Issuer is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)

the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Issuer under the Notes, this Indenture, the Registration Rights Agreement and the Security Documents by entering into a supplemental indenture;

(3)

immediately after such transaction, no Default or Event of Default exists;

(4)

the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a); and

(5)

the Trustee has received an Opinion of Counsel and Officers’ Certificate to the effect that such transaction complies with the foregoing.

(b)

The Issuer shall not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

(c)

This Section 5.01 will not apply to:

(1)

a merger of the Issuer with an Affiliate solely for the purpose of reincorporating the Issuer in another jurisdiction; or

(2)

any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Issuer and its Restricted Subsidiaries.

Section 5.02

Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Issuer in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to “Issuer” shall refer instead to the successor Person and not to the Issuer), and may exercise every right and power of the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein; provided, however, that the predecessor the Issuer shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Issuer’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01

Events of Default.

Each of the following is an “Event of Default”:

(1)

default for 30 days in the payment when due of interest on, or Additional Interest, if any, with respect to the Notes;

(2)

default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(3)

failure by the Issuer or any of its Restricted Subsidiaries to comply with the provisions of Section 4.10, 4.15 or 5.01 hereof;

(4)

failure by the Issuer or any of its Restricted Subsidiaries for 60 days after notice to the Issuer by the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture;

(5)

default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(A)

is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(B)

results in the acceleration of such Indebtedness prior to its Stated Maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

(6)

failure by the Issuer or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(7)

except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect,

or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee;

(8)

(x) any Security Document at any time for any reason shall cease to be in full force and effect in all material respects; (y) any Security Document ceases to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby with respect to any Collateral having a Fair Market Value in excess of $1.0 million, superior to and prior to the rights of all third Persons other than the holders of Permitted Liens and subject to no other Liens except as expressly permitted by the applicable Security Document or this Indenture; or (z) the Issuer or any of the Guarantors, directly or indirectly, contests in any manner the effectiveness, validity, binding nature or enforceability of any Security Document; and

(9)

the Issuer or any of its Restricted Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

(A)

commences a voluntary case;

(B)

consents to the entry of an order for relief against it in an involuntary case;

(C)

consents to the appointment of a custodian of it or for all or substantially all of its property;

(D)

makes a general assignment for the benefit of its creditors; or

(E)

generally is not paying its debts as they become due; and

(10)

a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)

is for relief against the Issuer or any of its Restricted in an involuntary case;

(B)

appoints a custodian of the Issuer or any of its Restricted Subsidiaries or for all or substantially all of the property of the Issuer or any of its Restricted Subsidiaries; or

(C)

orders the liquidation of the Issuer or any of the Restricted Subsidiaries;

and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02

Acceleration.

(a)

In the case of an Event of Default described in Section 6.01(9) or (10) with respect to the Issuer, any Restricted Subsidiary of the Issuer that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

(b)

Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium, if any.

(c)

In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuer with the intention of avoiding payment of the premium that the Issuer would have had to pay if the Issuer then had elected to redeem any Notes pursuant to Section 3.07, then the relevant premium stated in Section 3.07 will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.  If an Event of Default occurs prior to January 1, 2014 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuer with the intention of avoiding the prohibition on redemption of the Notes prior to January 1, 2014, then a make-whole premium equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to but not including the date of redemption, will become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

Section 6.03

Other Remedies.

(a)

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

(b)

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04

Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all the Holders, rescind an acceleration or waive any existing Default or Event of Default (other than a Default or Event of Default relating to the payment of principal, interest or premium, if any, on the Notes) and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium, if any, that has become due solely because of the acceleration) have been cured or waived.

Section 6.05

Control by Majority.

(a)

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

(b)

Subject to this Section 6.05 and Section 6.06, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold notice of any continuing Default or Event of Default from Holders if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of interest, premium, if any, on or the principal of the Notes.

Section 6.06

Limitation on Suits.

Subject to the provisions of this Indenture and the Security Documents relating to the duties of the Trustee and the Collateral Agent, in case an Event of Default occurs and is continuing, neither the Trustee nor the Collateral Agent will be under any obligation to exercise any of the rights or powers under this Indenture or any Security Document at the request or direction of any Holders unless such Holders have offered to the Trustee or the Collateral Agent, as the case may be, reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(1)

such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)

Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(3)

such Holders have offered the Trustee reasonable security against any loss, liability or expense;

(4)

the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)

Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period,

provided, that no one or more of such Holders will have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb, or prejudice the rights of any other of such Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.07

Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08

Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09

Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee pursuant to Section 7.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee pursuant to Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10

Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First:

to the Trustee and Collateral Agent and their agents and attorneys for amounts due pursuant to Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee or Collateral Agent and the costs and expenses of collection;

Second:

to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and

Third:

to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11

Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

The Issuer is required to deliver to the Trustee annually a statement regarding compliance with this Indenture. Upon becoming aware of any Default or Event of Default, the Issuer shall deliver to the Trustee an Officers’ Certificate setting forth the details of the Default and the action the Issuer proposes to take with respect thereto.

ARTICLE 7

TRUSTEE

Section 7.01

Duties of Trustee.

(a)

If an Event of Default occurs and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, to use the same degree of care and skill in its exercise as that of a prudent person would exercise or use under the circumstances  in the conduct of his own affairs.

(b)

Except during the continuance of an Event of Default:

(1)

the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)

in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions by which any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)

The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)

this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)

the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)

the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)

Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e)

No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.  The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)

The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02

Rights of Trustee.

(a)

The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)

Before the Trustee acts or refrains from acting, it shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel.  The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)

The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)

Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if evidenced by an Officers’ Certificate.

(e)

The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(f)

The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(g)

In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h)

The Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(i)

The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee and by the Collateral Agent in each of its capacities hereunder and under the Security Documents, and each agent, custodian and other Person employed to act hereunder.

(j)

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(k)

The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(l)

The Trustee shall have no duty to monitor or investigate the Issuer’s compliance with or the breach of any representation, warranty or covenant made in this Indenture.

(m)

Delivery of reports, information and documents to the Trustee under Section 4.03 is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which Trustee is entitled to rely conclusively on an Officers’ Certificate). The Trustee is under no duty to examine such reports, information or other documents to ensure compliance with the provision of this Indenture or to ascertain the correctness or otherwise of the information or the statements contained therein.

Section 7.03

Individual Rights of Trustee.

If the Trustee becomes a creditor of the Issuer or any Guarantor, this Indenture limits the right of the Trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if this Indenture has been qualified under the TIA) or resign.

Section 7.04

Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05

Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders a notice of the Default or Event of Default within 90 days after it is known to the Trustee.  Except in the case of a Default or Event of Default in payment of principal, interest or premium, if any, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

Section 7.06

Reports by the Trustee to Holders.

(a)

If required by the TIA, within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to Holders a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also will comply with TIA § 313(b)(2).  The Trustee will also transmit by mail all reports as required by TIA § 313(c).

(b)

If required by the TIA, a copy of each report at the time of its mailing to Holders will be mailed by the Trustee to the Issuer and each stock exchange on which the Notes are listed in accordance with TIA § 313(d), if any.  The Issuer will promptly notify the Trustee upon the Notes being listed on any stock exchange.

Section 7.07

Compensation and Indemnity.

(a)

The Issuer will pay to the Trustee and Collateral Agent from time to time reasonable compensation for its acceptance of this Indenture and services hereunder.  The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust.  The Issuer will reimburse the Trustee and Collateral Agent promptly upon request for all reasonable and documented disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)

The Issuer and the Guarantors, jointly and severally, will indemnify the Trustee or any predecessor Trustee and their officers, directors, employees and agents against any and all losses, liabilities or expenses incurred by either of them arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuer, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct.  Each of the Trustee and Collateral Agent will notify the Issuer promptly of any claim for which it may seek indemnity.  Failure by the Trustee or Collateral Agent to so notify the Issuer will not relieve the Issuer or any of the Guarantors of their obligations hereunder unless the Issuer is materially prejudiced by such failure.  The Issuer or such Guarantor will defend the claim and the Trustee and Collateral Agent will cooperate in the defense.  The Trustee and Collateral Agent may have separate counsel and the Issuer will pay the reasonable fees and expenses of such counsel.  Neither the Issuer nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)

The obligations of the Issuer and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee or Collateral Agent.

(d)

To secure the Issuer’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee and Collateral Agent will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.  Such Lien will survive the satisfaction and discharge of this Indenture.

(e)

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(9) or (10) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f)

The Trustee will comply with the provisions of TIA § 313(b)(2), to the extent applicable.

Section 7.08

Replacement of Trustee.

(a)

A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing.  The Issuer may remove the Trustee if:

(1)

the Trustee fails to comply with Section 7.10 hereof;

(2)

the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)

a custodian or public officer takes charge of the Trustee or its property; or

(4)

the Trustee becomes incapable of acting.

(c)

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer will promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

(d)

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)

A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee will mail a notice of its succession to Holders.  The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations pursuant to Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09

Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10

Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee that satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

Section 7.11

Preferential Collection of Claims Against the Issuer.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a), to the extent indicated therein.

Section 7.12

Rights of Agents in Other Capacities.

The Trustee, any authenticating agent, any Paying Agent, any Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to

Section 7.10, may otherwise deal with the Issuer with the same rights it would have if it were not Trustee, authenticating agent, Paying Agent, Registrar or such other agent

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01

Option to Effect Legal Defeasance and Covenant Defeasance.

The Issuer may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02

Legal Defeasance and Discharge.

Upon the Issuer’s exercise pursuant to Section 8.01 of the option applicable to this Section 8.02, the Issuer and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuer and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Guarantees), which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)

the rights of Holders of outstanding Notes to receive payments in respect of the principal of, and interest or premium, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04(1);

(2)

the Issuer’s obligations with respect to the Notes under Sections 2.03, 2.04, 2.05, 2.07, 2.10 and 4.02;

(3)

the rights, powers, trusts, duties and immunities of the Trustee, including, without limitation, Sections 7.07, 8.05 and 8.07, and the Issuer’s and the Guarantors’ obligations in connection therewith; and

(4)

this Article 8.

The Issuer and the Guarantors may terminate the obligations under this Indenture and the Security Documents (a “Discharge”) when:

(1)           either:  (A) all Notes theretofore authenticated and delivered have been delivered to the Trustee for cancellation, or (B) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the

Notes, not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the Stated Maturity or date of redemption;

(2)           the Issuer has paid or caused to be paid all other sums then due and payable under this Indenture by the Issuer;

(3)           the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(4)           the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be; and

(5)

the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent under this Indenture relating to the Discharge have been complied with.

Section 8.03

Covenant Defeasance.

Upon the Issuer’s exercise pursuant to Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.04, and 4.06 through 4.23 hereof and Section 5.01(a)(4) hereof with respect to the outstanding Notes and be released from the Note Guarantees on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Guarantees, the Issuer and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default pursuant to Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Guarantees will be unaffected thereby.  In addition, upon the Issuer’s exercise pursuant to Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(8) hereof will not constitute Events of Default.

Section 8.04

Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1)

the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2)

in the case of an election pursuant to Section 8.02 hereof, the Issuer has delivered to the Trustee an Opinion of Counsel confirming that:

(A)

the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)

since the Issue Date, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)

in the case of an election pursuant to Section 8.03 hereof, the Issuer has delivered to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)

no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(5)

such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(6)

the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring Holders over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(7)

the Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05

Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered pursuant to Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06

Repayment to the Issuer.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 8.07

Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantors’ obligations under this Indenture and the Notes and the Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Issuer will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01

Without Consent of Holders of Notes.

(a)

Notwithstanding Section 9.02 of this Indenture, the Issuer, the Guarantors and the Trustee may amend or supplement the Second Lien Documents without the consent of any Holder:

(1)

to cure any ambiguity, defect or inconsistency;

(2)

to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)

to provide for the assumption of the Issuer’s or a Guarantor’s obligations to Holders and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets, as applicable;

(4)

to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder;

(5)

to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(6)

to conform the text of this Indenture, the Note Guarantees, the Security Documents, the Intercreditor Agreement or other Security Document or the Notes to any provision of the section entitled “Description of Notes” in the Offering Circular, to the extent that such provision was intended to be a verbatim recitation of a provision of this Indenture, the Note Guarantees, the Security Documents or the Intercreditor Agreement or the Notes;

(7)

to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture;

(8)

to allow any Guarantor to execute a supplemental indenture and/or a Guarantee with respect to the Notes; or

(9)

to evidence or provide for the acceptance of appointment under this Indenture of a successor trustee.

(b)

Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Sections 7.02 and 9.05 hereof, the Trustee will join with the Issuer and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

(c)

In addition to the foregoing, Holders, by the acceptance of any Notes, shall be deemed to agree that the Security Documents may be amended without the consent of any Holder in circumstances set forth in the Intercreditor Agreement.

Section 9.02

With Consent of Holders of Notes.

(a)

Except as provided below in this Section 9.02, this Indenture, the Notes, the Guarantees or the Security Documents may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes or the Note Guarantees or the Security Documents may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

(b)

Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Sections 7.02 and 9.05 hereof, the Trustee will join with the Issuer and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.

(c)

It is not necessary for the consent of Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

(d)

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuer to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.  Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuer with any provision of the Second Lien Documents.  However, without the consent of each Holder affected thereby, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)

reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)

reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (except with respect to Section 3.09);

(3)

reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(4)

waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Interest, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5)

make any Note payable in money other than that stated in the Notes;

(6)

make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on, the Notes;

(7)

waive a redemption payment with respect to any Note (other than a payment required by Section 3.09);

(8)

release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(9)

make any change in the preceding amendment and waiver provisions.

(e)

In addition, any amendment to, or waiver of, the provisions of this Indenture, any Security Document or the Intercreditor Agreement that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes or subordinating Liens securing the Notes (except as permitted by the terms of this Indenture, the Security Documents and the Intercreditor Agreement) will require the consent of Holders of at least 66⅔% in aggregate principal amount of the Notes then outstanding.

Section 9.03

Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.04

Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05

Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Issuer may not sign an amended or supplemental indenture until the Board of Directors of the Issuer approves it.  In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.02 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such supplemental indenture is a legal, valid and binding obligation of the Issuer (and the Guarantor, if applicable) enforceable in accordance with its terms.

ARTICLE 10

COLLATERAL AND SECURITY

Section 10.01

Grant of Security Interest.

The due and punctual payment of the principal of and interest on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes (including, but not limited to, all interest accrued or accruing (or which would, absent commencement of an Insolvency Proceeding (and the effect of provisions such as Section 502(b)(2) of the Bankruptcy Law), accrue) after commencement of an Insolvency Proceeding, whether or not the claim for such interest is allowed as a claim in such Insolvency Proceeding), and performance of all other obligations of the Issuer and the Guarantors to the Holders or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, shall be secured by the Collateral, subject to the Intercreditor Agreement.  Each Holder, by its acceptance of Notes, consents and agrees to the terms of the Intercreditor Agreement and the other Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended, waived, supplemented or modified from time to time in accordance with its terms and authorizes and directs the Collateral Agent to enter into the Intercreditor Agreement and the other Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith.  The Issuer will deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Security Documents.  The Trustee and the Collateral Agent are hereby authorized to enter into the Security Documents, including the Intercreditor Agreement.

Section 10.02

Release of Collateral.

(a)

Subject to subsections (b), (c) and (d) of this Section 10.02, Collateral may be released from the Lien and security interest created by the Security Documents in accordance with the provisions of the Security Documents and under the following circumstances:

(1)

if any Subsidiary that is a Guarantor is released from its Guarantee pursuant to the terms of this Indenture, that Subsidiary’s assets will also be released from the Liens securing the Notes;

(2)

pursuant to Section 9.02 hereof, with consent of holders of a majority of the outstanding Notes;

(3)

if required in accordance with the terms of the Intercreditor Agreement;

(4)

if such Collateral becomes Excluded Assets;

(5)

if the Issuer exercises its Legal Defeasance option or Covenant Defeasance option pursuant to Sections 8.01, 8.02 and 8.03 hereof;

(6)

upon satisfaction and discharge of this Indenture or payment in full of the principal of, and premium and accrued and unpaid interest on, the Notes and all other Obligations that are then due and payable pursuant to Section 12.01 hereof.

(b)

In addition, upon the request of the Issuer pursuant to an Officers’ Certificate certifying that all conditions precedent hereunder have been met and stating whether or not such release is in connection with a sale or disposition of assets and (at the sole cost and expense of the Issuer) the Collateral Agent will release Collateral that is sold, conveyed or disposed of in compliance with the provisions of this Indenture; provided that if such sale, conveyance or disposition constitutes an Asset Sale, such Asset Sale complies with the requirements of Section 4.10 hereof.

(c)

[Reserved.]

(d)

Notwithstanding anything to the contrary contained herein, at any time the Trustee or Collateral Agent is requested to acknowledge or execute a release of Collateral, the Trustee and/or the Collateral Agent shall be entitled to receive an Opinion of Counsel and Officers’ Certificate that all conditions precedent in the Second Lien Documents to such release have been complied with.  The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents.  Upon receipt of such documents the Collateral Agent shall execute, deliver or acknowledge any instruments of termination, satisfaction or release reasonably requested of it to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents.

Section 10.03

Recording and Opinions.

The Issuer will furnish to the Collateral Agent and the Trustee on or within one month of June 15 in each year beginning with June 15, 2012, an Opinion of Counsel either:

(1)

(A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, mortgages, financing statements, mortgage reinscriptions, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Security Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (B) stating that, in the opinion of such counsel, based on relevant laws as in effect on the date of such Opinion of Counsel, all mortgages, mortgage reinscriptions, financing statements and continuation statements have been filed that are necessary as of such date and during the succeeding 12 months to fully preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders and the Collateral Agent and the Trustee hereunder and under the Security Documents with respect to the security interests in the Collateral;

(2)

stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

Section 10.04

Authorization of Actions to Be Taken by the Trustee Under the Security Documents.

Subject to the provisions of Sections 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of Holders, direct, on behalf of the Holders, the Collateral Agent to, take all actions it deems necessary or appropriate in order to:

(1)

enforce any of the terms of the Security Documents; and

(2)

collect and receive any and all amounts payable in respect of the Obligations of the Issuer hereunder.

The Trustee will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of Holders or of the Trustee).

Section 10.05

Authorization of Receipt of Funds by the Trustee Under the Security Documents.

The Trustee is authorized to receive any funds for the benefit of Holders distributed under the Security Documents, and to make further distributions of such funds to Holders according to the provisions of this Indenture.

Section 10.06

Termination of Security Interest.

Upon the payment in full of all Obligations of the Issuer under this Indenture and the Notes, or upon Legal Defeasance, the Trustee will, at the request of the Issuer, deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Security Documents.

Section 10.07

Trustee’s Duties with Respect to Collateral

(a)

Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral.  The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

(b)

The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Issuer to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.  The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the Security Documents by the Issuer, the Guarantors, the Second Lien Creditors or the Collateral Agent.

ARTICLE 11

GUARANTEES

Section 11.01

Guarantee.

(a)

The Guarantors, jointly and severally, on a senior secured basis, irrevocably, absolutely and unconditionally guarantee to each Holder and the Trustee the prompt and complete payment and performance when due, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer thereunder, no matter how the same shall become due, of all Guaranteed Obligations.

(b)

If the Issuer shall for any reason fail to pay any Guaranteed Obligation, as and when such Guaranteed Obligation shall become due and payable, whether at its stated maturity, as a result of the exercise of any power to accelerate, or otherwise, the Guarantors will, upon demand by the Trustee, pay such Guaranteed Obligation in full to the Trustee for the benefit of Holders and the Trustee to which such Guaranteed Obligation is owed.  If the Issuer shall for any reason fail to perform promptly any Guaranteed Obligation that is not for the payment of money, the Guarantors will, upon demand by the Trustee, cause such Guaranteed Obligation to be performed or, if specified by the Trustee, provide sufficient funds, in such amount and manner as the Trustee shall in good faith determine, for the prompt, full and faithful performance of such Guaranteed Obligation by the Trustee or such other Person as the Trustee shall designate.  Without limiting the generality of the foregoing, the Guarantors will pay all amounts that constitute part of the Guaranteed Obligations that would be owing but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding.

Section 11.02

Execution and Delivery of Guarantee.

(a)

To evidence its Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor, by manual or facsimile signature, on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

(b)

Each Guarantor hereby agrees that its Guarantee set forth in Section 11.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

(c)

If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee will be valid nevertheless.

(d)

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

(e)

In the event that the Issuer or any of its Restricted Subsidiaries creates or acquires any Domestic Subsidiary after the date of this Indenture, if required by Section 4.16 hereof, the Issuer will cause such Domestic Subsidiary to comply to the extent applicable with the provisions of Section 4.16 hereof, this Article 11.

Section 11.03

Limitation of Liability of Certain Guarantors.

(a)

Notwithstanding any other provision of this Article 11, each Guarantor confirms that it is the intention of each such Guarantor that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

(b)

Notwithstanding any other provision of this Article 11, with respect to any Guarantor guaranteed hereby and the liability of such Guarantor for all obligations under this Article 11 and any Second Lien Document to which it is a party, liability shall be limited to the maximum liability that can be incurred by such Guarantor without rendering this Guarantee subject to avoidance under Section 548 of the Bankruptcy Law or any comparable provisions of any applicable state or federal law.

Section 11.04

Unconditional Guaranty.

(a)

Each Guarantor will pay the Guaranteed Obligations strictly in accordance with the terms of the Second Lien Documents to the extent permitted by law regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any such term or any right of any Second Lien Creditor with respect thereto.

(b)

This is a guarantee of payment and not of collection.  The obligations of each Guarantor under or in respect of this Article 11 and each Second Lien Document to which such Guarantor is a party are independent of the Guaranteed Obligations or any other obligation of the Issuer or any other Guarantor under or in respect of the Second Lien

Documents, and a separate action or actions may be brought and prosecuted against such Guarantor to enforce this Guarantee, irrespective of whether any action is brought against the Issuer or any other Guarantor or whether the Issuer or any other Guarantor is joined in any such action or actions.

(c)

The obligations of each Guarantor under this Article 11 and each Second Lien Document to which such Guarantor is a party shall not, to the maximum extent permitted by law, be affected by:

(1)

any voluntary or involuntary liquidation, dissolution, sale of all or substantially all assets, marshalling of assets or liabilities, receivership, conservatorship, assignment for the benefit of creditors, insolvency, bankruptcy, reorganization, arrangement, or composition of the Issuer or any other Guarantor;

(2)

any other proceeding involving the Issuer or any other Guarantor or any asset of the Issuer or any other Guarantor under any law for the protection of debtors; or

(3)

any discharge, impairment, modification, release, or limitation of the liability of, or stay of actions or lien enforcement proceeding against, the Issuer or any other Guarantor, any property of the Issuer or any other Guarantor, or the estate in bankruptcy of the Issuer or any other Guarantor in the course of or resulting from any such proceeding.

Section 11.05

No Release Based on Actions of the Second Lien Creditors

No action that the Collateral Agent or any other Second Lien Creditor may take or omit to take in connection with any Second Lien Document, any Guaranteed Obligation (or any other indebtedness owing by the Issuer to any Second Lien Creditor), or any collateral security, and no course of dealing between any Second Lien Creditor and the Issuer, any Guarantor or any other Person, shall release or diminish any Guarantor’s Guaranteed Obligations, liabilities, agreements or duties hereunder, affect this Guarantee or any Second Lien Document to which Guarantor is a party, or afford any Guarantor any recourse against any Second Lien Creditor, regardless of whether any such action or inaction may increase any risk to or liability of any Second Lien Creditor, the Issuer or any Guarantor or increase any risk to or diminish any safeguard of any collateral security.

Section 11.06

Waivers.

The liability of each Guarantor under this Article 11 and each Second Lien Document to which such Guarantor is a party shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor irrevocably waives, for purposes of this Article 11 and each Second Lien Document to which such Guarantor is a party, any defense that it may now have or hereafter acquire relating to any or all of the following (and each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Second Lien Documents and that the waivers set forth below and otherwise in this Article 11 are knowingly made in contemplation of such benefits), in each case to the maximum extent permitted by law:

(1)

Any lack of validity or enforceability of any Second Lien Document, any agreement or instrument relating thereto, any defense arising by reason of any disability or other defense of any other Person or the cessation from any cause whatsoever of the liability of any other Person.

(2)

Any change in the time, manner or place of payment of, or in any other term of, any Guaranteed Obligation or any other Obligation of the Issuer or any Guarantor in respect of the Second Lien Documents, or any other amendment or waiver of or any consent to departure from any Second Lien Document, including any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Issuer or any Guarantor or any of its Subsidiaries or otherwise.

(3)

Any taking, exchange, release or non-perfection of any collateral security, or any taking, release or amendment or waiver of, or consent to departure from any other guarantee of any Guaranteed Obligation.

(4)

Any manner of application of collateral security, or proceeds thereof, to any Guaranteed Obligation, or any manner of sale or other disposition of any collateral security securing any Guaranteed Obligation or any other obligation of the Issuer or any Guarantor under the Second Lien Documents or any other asset of the Issuer or any Guarantor or any of its Subsidiaries, and any other obligation to marshal assets.

(5)

Any right to require any Second Lien Creditor to proceed against any other Person, to exhaust any collateral security for the Guaranteed Obligations, to have any other Person joined with any Guarantor in any suit arising out of the Guaranteed Obligations or this Article 11 or to pursue any other remedy in any Second Lien Creditor’s power.

(6)

Any change or restructuring of the corporate structure or termination of the existence of the Issuer or any Guarantor or any of its Subsidiaries.

(7)

Any failure of any Second Lien Creditor to disclose to the Issuer or any Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Issuer or any Guarantor now or hereafter known to such Second Lien Creditor (each Guarantor waiving any duty on the part of the Second Lien Creditors to disclose such information).

(8)

Any failure of any other Person to execute or deliver any notation of guarantee, any supplement hereto or any other guarantee or agreement.

(9)

Any release or reduction of the liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations or any other compromise or settlement of the Guaranteed Obligations.

(10)

Promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest or dishonor and, to the extent permitted by law, any other notice with respect to any Guaranteed Obligation and this Article 11, including notice of acceptance of this Article 11, as amended.

(11)

Any requirement that any Second Lien Creditor create or perfect any Lien or protect or insure any property subject thereto.

(12)

Any right to revoke the provisions of this Article 11.

(13)

Any election of remedies by any Second Lien Creditor that in any manner impairs, reduces, releases or otherwise adversely affects any collateral security or any subrogation, reimbursement, exoneration, contribution or indemnification right of any Guarantor or other right of any Guarantor to proceed against the Issuer or any Guarantor, any other guarantor, any other Person or any collateral security.

(14)

Any right of set-off or counterclaim against or in respect of the Guaranteed Obligations of any Guarantor hereunder.

(15)

Any neglect, failure or refusal to take any action:

(a)

for the collection or enforcement of any Guaranteed Obligation,

(b)

to realize on any collateral security,

(c)

to enforce any Second Lien Document,

(d)

to file or enforce a claim in any proceeding described in Section 11.04(c),

(e)

in connection with the administration of any Second Lien Document or

(f)

otherwise concerning the Guaranteed Obligations or the Second Lien Documents, or any delay in taking any such action.

(16)

The fact that any Guarantor may have incurred directly any Guaranteed Obligation or is otherwise primarily liable therefor.

(17)

Any duty of any Second Lien Creditor to disclose to any Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Issuer or any Guarantor or any of its Subsidiaries now or hereafter known by such Second Lien Creditor.

(18)

Any defense to the recovery by any Second Lien Creditor against any Guarantor of any deficiency after a non-judicial sale and any defense or benefit that may be afforded by applicable law (and in that connection each Guarantor acknowledges that the Collateral Agent may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Article 11, foreclose under any mortgage by non-judicial sale).

(19)

Any statute of limitations applicable to the Guaranteed Obligations.

(20)

To the extent permitted by law, any other circumstance or any existence of or reliance on any representation by any Second Lien Creditor, except for indefeasible payment in full in cash and performance in full of each Guaranteed Obligation, that might otherwise constitute a defense available to, or a discharge of, any Guarantor or the Issuer or any other guarantor or surety.

Section 11.07

Continuing Guaranty; Reinstatement.

(a)

The Guarantee set forth in this Article 11 is a continuing guaranty and shall remain in full force and effect until the indefeasible payment in full in cash of the Guaranteed Obligations and all other amounts payable hereunder, unless released in accordance with this Article 11.

(b)

This Article 11 and each Second Lien Document to which any Guarantor is a party shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Guaranteed Obligation is rescinded or must otherwise be returned by any Second Lien Creditor as a result of the insolvency, bankruptcy or reorganization of the Issuer or any Guarantor or otherwise, all as though such payment had not been made, and each Guarantor jointly and severally will pay such amount to the Trustee, on behalf of Holders, on demand.  Any transfer by subrogation that is made as contemplated in Section 11.02(b) prior to any such payment shall (regardless of the terms of such transfer) be automatically voided upon the making of any such payment or payments, and all rights so transferred shall thereupon automatically revert to and be vested in the Second Lien Creditors.

Section 11.08

Guarantors May Consolidate, etc., on Certain Terms.

(a)

Except as otherwise provided in Section 11.09 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Issuer or another Guarantor, unless:

(1)

immediately after giving effect to such transaction, no Default or Event of Default exists and is continuing; and

(2)

either:

(A)

the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under this Indenture, its Note Guarantee pursuant to a supplemental indenture and appropriate Security Documents satisfactory to the Trustee; or

(B)

the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.10 hereof.

(b)

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.  Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee.  All the Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

(c)

Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a)(2)(A) and (a)(2)(B) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Issuer or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuer or another Guarantor.

(d)

In the event of any such transaction described in this Section 11.08, such Guarantor shall deliver to the Trustee an Officers’ Certificate and Opinion of Counsel stating that such transaction is in compliance with this Indenture.

Section 11.09

Releases.

The Guarantee of a Guarantor will be released:

(1)

in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction, the Issuer or a Restricted Subsidiary of the Issuer, if the sale or other disposition is not prohibited by Section 4.10 hereof;

(2)

in connection with any sale, transfer or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary of the Issuer, if the sale, transfer or other disposition is not prohibited by Section 4.10 hereof;

(3)

if the Issuer designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with Section 4.17 hereof; or

(4)

upon Legal Defeasance or Covenant Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 11 hereof.

Any Guarantor not released from its obligations under its Guarantee as provided in this Section 11.09 will remain liable for the full amount of principal of and interest and premium, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

Upon delivery by the Issuer to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Issuer in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee.

ARTICLE 12

SATISFACTION AND DISCHARGE

Section 12.01

Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1)

either:

(a)

all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(b)

all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption (or delivering such notice of redemption in accordance with the procedures of DTC) or otherwise or will become due and payable within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, interest and premium, if any, and accrued interest to the date of maturity or redemption;

(2)

no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(3)

the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4)

the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to Section 12.01(1)(b), the provisions of Sections 12.02 and 8.06 hereof will survive.  In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 12.02

Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Issuer has made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 13

MISCELLANEOUS

Section 13.01

Notices.

Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer and/or any Guarantor:

Saratoga Resources, Inc.

7500 San Felipe, Suite 675

Houston, Texas 77063
Attention:  Chief Accounting Officer

Facsimile No.: 713-458-7561

With copies to:

Adams and Reese LLP

2100 3rd Avenue North, Suite 1100

Birmingham, Alabama 35203
Attention:  David K. Bowsher

Facsimile No.:  205-250-5034

Saratoga Resources, Inc.

20333 State Highway 249, Suite 600

Houston, Texas 77070

Attention: Michael W. Sanders

Facsimile No.:  713-458-7561

If to the Trustee:

The Bank of New York Mellon Trust Company, N.A.
601 Travis Street, 16th Floor

Houston, Texas 77002
Attention:  Corporate Trust Department

Facsimile No.:  713-483-6954

The Issuer, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods (including pdf files).  If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.  The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 13.02

Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

(1)

an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.03 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2)

an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.03 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.03

Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1)

a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)

a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)

a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)

a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.04

Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.05

Governing Law.

THIS INDENTURE, THE NOTES AND THE GUARANTEES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 13.06

No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.07

Successors.

All agreements of the Issuer in this Indenture and the Notes will bind its successors, except as provided in Section 5.02.  All agreements of the Trustee in this Indenture will bind its successors.  All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 11.08 hereof.

Section 13.08

Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.09

Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy will be an original, but all of them together represent the same agreement.

Section 13.10

Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 13.11

No Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.

Section 13.12

Waiver of Jury Trial.

EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 13.13

U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be executed as of the date first written above.

SARATOGA RESOURCES, INC.

By:	/s/ Thomas F. Cooke
	Name:	Thomas F. Cooke
	Title:	Chief Executive Officer

HARVEST OIL & GAS, LLC

By:	/s/ Thomas F. Cooke
	Name:	Thomas F. Cooke
	Title:	Operating Manager

THE HARVEST GROUP LLC

By:	/s/ Thomas F. Cooke
	Name:	Thomas F. Cooke
	Title:	Operating Manager

LOBO OPERATING, INC.

By:	/s/ Thomas F. Cooke
	Name:	Thomas F. Cooke
	Title:	President

LOBO RESOURCES, INC.

By:	/s/ Thomas F. Cooke
	Name:	Thomas F. Cooke
	Title:	President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee and as Collateral Agent

By:	/s/
Name:
Title:

EXHIBIT A

FORM OF 12½% SENIOR SECURED NOTE DUE 2016

[THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S, OR THE INITIAL PURCHASER’S OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.]

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE, AND YIELD TO MATURITY FOR THIS NOTE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO THE COMPANY AT THE FOLLOWING ADDRESS: 7500 SAN FELIPE, SUITE 675, HOUSTON, TEXAS 77063, ATTENTION: CHIEF ACCOUNTING OFFICER.]

(Face of Note)

CUSIP/CINS ____________

12½% Senior Secured Notes due 2016

No.	$

SARATOGA RESOURCES, INC.

promises to pay to CEDE & CO. or registered assigns,

the principal sum of __________________________________________________________ DOLLARS on July 1, 2016.

Interest Payment Dates: January 1 and July 1, commencing January 1, 2012

Record Dates:  December 15 and June 15

Dated:  _______________, 201__

SARATOGA RESOURCES, INC.

By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:
Authorized Signatory

 (Back of Note)

12½% Senior Secured Notes due 2016

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)

INTEREST.  Saratoga Resources, Inc., a Texas corporation (the “Issuer”), promises to pay interest on the principal amount of this Note at 12½% per annum from July 12, 2011 until maturity and shall pay Additional Interest, if any, as provided in Section 5 of the Registration Rights Agreement.  The Issuer will pay interest semi-annually in arrears on January 1 and July 1 of each year, commencing on January 1, 2012, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be November 1, 2011. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.  Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2)

METHOD OF PAYMENT.  The Issuer will pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates provided herein.  Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

(3)

PAYING AGENT AND REGISTRAR.  Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Issuer may change any Paying Agent or Registrar without notice to any Holder.  The Issuer or any of its Subsidiaries may act in any such capacity.

(4)

INDENTURE.  The Issuer issued the Notes under an Indenture dated as of July 12, 2011 (the “Indenture”) among The Issuer, the Guarantors and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Notes are secured obligations of the Issuer as provided in the Indenture and the Security Documents.  The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5)

Optional Redemption.

(a)

Except as described below, the Notes will not be redeemable at the Issuer’s option prior to January 1, 2014.

(b)

At any time on or prior to January 1, 2014, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes (including any Additional Notes issued under this Indenture), upon not less than 30 nor more than 60 days’ notice, at a redemption price of 112.500% of the aggregate principal amount of the Notes, to be redeemed plus accrued and unpaid interest and Additional Interest, if any, to, but not including, the redemption date using the net cash proceeds of one or more Equity Offerings by the Issuer, provided that:

(a)

at least 65% of the aggregate principal amount of Notes originally issued under this Indenture remains outstanding immediately after the occurrence of such redemption; and

(b)

the redemption occurs within 60 days of the date of the closing of such Equity Offering.

(c)

During any twelve-month period commencing on the Issue Date and ending on or prior to January 1, 2014, the Issuer may redeem up to 10% of the aggregate principal amount of the Notes upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address (or transferred otherwise in accordance with the applicable procedures of DTC) at a redemption price equal to 106.250% of the principal amount thereof, plus accrued and unpaid interest to the redemption date.

(d)

At any time prior to January 1, 2014, the Notes may be redeemed in whole or in part at the option of the Issuer upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address (or transmitted otherwise in accordance with the applicable procedures of DTC), with a copy to the Trustee, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to but not including the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the interest payment date).

(e)

On or after January 1, 2014, the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice mailed by first-class mail to each Holder’s registered address (or transmitted otherwise in accordance with the applicable procedures of DTC), at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the Notes redeemed, to, but not including, the applicable redemption date, if redeemed during the period set forth below, subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

For the period below	Percentage
On or after January 1, 2014 to June 30, 2014	106.250%
On or after July 1, 2014 to December 31, 2014	104.688%
On or after January 1, 2015 to June 30, 2015	103.125%
On or after July 1, 2015 to December 31, 2015	101.563%
On or after January 1, 2016	100.000%

(f)

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(g)

Any redemption pursuant to this Section 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

(h)

Except pursuant to the preceding Section 5(a), (b), (c) and (d), the Notes will not be redeemable at the Issuer’s option prior to their final maturity.

(6)

MANDATORY REDEMPTION.

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.  The Issuer may at any time and from time to time purchase the Notes in the open market or otherwise if such purchase complies with the then applicable agreements of the Issuer, including this Indenture.

(7)

REPURCHASE AT THE OPTION OF HOLDER.

(a)

Upon the occurrence of a Change of Control, the Issuer will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to the date of settlement (the “Change of Control Payment Date”), subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment”).  Within 30 days following any Change of Control, the Issuer will mail a notice to each Holder and the Trustee describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes as of the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

(b)

If the Issuer or a Restricted Subsidiary of the Issuer consummates any Asset Sales, within 30 days after the Asset Sale, if the aggregate amount of Excess Proceeds then exceeds $5.0 million, the Issuer will make an Asset Sale Offer to all Holders, and, at the Issuer’s option, all holders of Other Pari Passu Obligations, to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, to the date of settlement, subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the date of settlement, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and, if applicable, Other Pari Passu Obligations tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such Other Pari Passu Obligations to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(8)

NOTICE OF REDEMPTION.  Notice of redemption will be mailed at least 30 days but not more than 60 days before a redemption date, the Issuer will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture.  Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed. Notice of redemption may be conditional under the terms set forth in the Indenture.

(9)

DENOMINATIONS, TRANSFER, EXCHANGE.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10)

PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as its owner for all purposes.

(11)

AMENDMENT, SUPPLEMENT AND WAIVER.  The Indenture or the Notes or Guarantees may be amended or supplemented as specified in the Indenture.

(12)

DEFAULTS AND REMEDIES.  Events of Default are specified in the Indenture.  In the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization, with respect to the Issuer, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold notice of any continuing Default or Event of Default from Holders if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, interest or premium, if any, on, the Notes. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium, if any, that has become due solely because of the acceleration) have been cured or waived.

(13)

TRUSTEE DEALINGS WITH THE ISSUER.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

(14)

NO RECOURSE AGAINST OTHERS.  A director, Officer, employee, incorporator or stockholder of the Issuer or any of the Guarantors, as such, will not have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees, or the Indenture or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

(15)

AUTHENTICATION.  This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16)

ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)

CUSIP NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(18)

GOVERNING LAW.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE GUARANTEES.

(19)

Intercreditor Agreement.  Anything herein to the contrary notwithstanding, the liens and security interests securing the obligations evidenced by this promissory note, the exercise of any right or remedy with respect thereto, and certain of the rights of the holder hereof are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this promissory note, the terms of the Intercreditor Agreement shall govern and control.

(20)

Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes.  In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of July 12, 2011, among the Issuer, the Guarantors and the Initial Purchaser or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Issuer, the Guarantors and the other parties thereto, relating to rights given by Issuer and the Guarantors to the purchasers of any Additional Notes.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Saratoga Resources, Inc.

7500 San Felipe, Suite 675

Houston, Texas 77063

Attention:  Chief Accounting Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:  _______________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:  _________________________

*

Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or Section 4.15 of the Indenture, check the appropriate box below:

□ Section 4.10                                □ Section 4.15

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$_______________

Date:  _______________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee:  _________________________

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount Of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized Officer of Trustee or Custodian

*

This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Saratoga Resources, Inc.

7500 San Felipe, Suite 675

Houston, Texas 77063

Attention:  Chief Accounting Officer

The Bank of New York Mellon Trust Company, N.A.
601 Travis Street, 16th Floor

Houston, Texas 77002
Attention:  Corporate Trust Department

Facsimile No.:  713-483-6954

Re:

12½% Senior Secured Notes due 2016

Reference is hereby made to the Indenture, dated as of July 12, 2011 (the “Indenture”), among Saratoga Resources, Inc., as issuer (the “Issuer”), the guarantors from time to time party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to  ___________________________ (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States and other jurisdictions.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.  ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S  Global Note or a Restricted Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, (iv) if the proposed transfer is being made prior to the expiration of the applicable holding period with respect to restricted securities set forth in Rule 144 under the Securities Act, as amended, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) and (v) if the proposed transfer is being made prior to the expiration of the Restricted Period under Regulation S, the interest transferred will be held immediately thereafter through Euroclear or Clearstream.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.  ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)

☐  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)

☐  such Transfer is being effected to the Issuer or a Subsidiary thereof;

or

(c)

☐  such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)

☐  such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.  ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)

☐ Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)

☐ Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)

☐ Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:  _______________________

ANNEX A TO CERTIFICATE OF TRANSFER

1.

The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)

☐   a beneficial interest in the:

(i)

☐  144A Global Note (CUSIP _________), or

(ii)

☐  Regulation S Global Note (CUSIP _________), or

(iii)

☐   IAI Global Note (CUSIP _________); or

(b)

☐   a Restricted Definitive Note.

2.

After the Transfer the Transferee will hold:

[CHECK ONE]

(a)

☐  a beneficial interest in the:

(i)

☐  144A Global Note (CUSIP _________), or

(ii)

☐  Regulation S Global Note (CUSIP _________), or

(iii)

☐  IAI Global Note (CUSIP _________); or

(iv)

☐  Unrestricted Global Note (CUSIP _________); or

(b)

☐  a Restricted Definitive Note; or

(c)

☐  an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Saratoga Resources, Inc.

7500 San Felipe, Suite 675

Houston, Texas 77063

Attention:  Chief Accounting Officer

The Bank of New York Mellon Trust Company, N.A.
601 Travis Street, 16th Floor

Houston, Texas 77002
Attention:  Corporate Trust Department

Facsimile No.:  713-483-6954

Re:

12½% Senior Secured Notes due 2016

Reference is hereby made to the Indenture, dated as of July 12, 2011 (the “Indenture”), among Saratoga Resources, Inc., as issuer (the “Issuer”), the guarantors from time to time party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.

Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)

☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)

☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)

☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)

☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.

Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)

☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)

☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, Regulation S Global Note,  IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:  ______________________

EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Saratoga Resources, Inc.

7500 San Felipe, Suite 675

Houston, Texas 77063

Attention:  Chief Accounting Officer

The Bank of New York Mellon Trust Company, N.A.
601 Travis Street, 16th Floor

Houston, Texas 77002
Attention:  Corporate Trust Department

Facsimile No.:  713-483-6954

Re:

12½% Senior Secured Notes due 2016

Reference is hereby made to the Indenture, dated as of July 12, 2011 (the “Indenture”), among Saratoga Resources, Inc., as issuer (the “Issuer”), the guarantors from time to time party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $____________ aggregate principal amount of:

(a)

☐ a beneficial interest in a Global Note, or

(b)

☐ a Definitive Note,

we confirm that:

1.

we are an “Institutional Accredited Investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”);

2.

any purchase of Notes by us will be for our own account or the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion;

3.

either (1) we are not, and will not transfer the Notes to, an entity holding “plan assets,” within the meaning of 29 C.F.R. 2510.3-101, of any “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”) or any “plan” within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or (2) our purchase and holding of the Notes will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code (or any substantially similar applicable law);

4.

we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing the Notes, and we and any accounts for which we are acting are able to bear the economic risks of an entire loss of our or their investment in the Notes;

D-1

5.

we are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the U.S. or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our and their control;

6.

we have received a copy of the Offering Circular and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Issuer and receive answers thereto, as we deem necessary to verify the information contained in the Offering Circular; and

7.

we acknowledge that the Notes have not been registered under the Securities Act and that the Notes may not be offered ors old within the U.S. or to, or for the benefit of, U.S. persons except as set forth below.

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:  _______________________

D-2

EXHIBIT E

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture (as defined below)) agrees, subject to the provisions in the Indenture dated as of July 12, 2011 (the “Indenture”) among SARATOGA RESOURCES, INC. (the “Issuer”), the guarantors from time to time party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”), (a) the undersigned, jointly and severally with the other Guarantors, irrevocably, absolutely, and unconditionally guarantees to each Holder and the Trustee the prompt and complete payment and performance when due, and no matter how the same shall become due, of all Guaranteed Obligations subject to any limitation set forth therein; (b) that each reference in the Indenture to a “Guarantor” shall also mean and be a reference to the undersigned; (c) the obligations of the Guarantors to Holders and to the Trustee pursuant to the Indenture are expressly set forth in Article 11 of the Indenture, and reference is hereby made to the Indenture for the precise terms of the Guarantee; (d) to be bound by such provisions; and (e) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate such provisions.

GOVERNING LAW.  THIS NOTATION OF GUARANTEE WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[Name of Guarantor(s)]

By:
Name:
Title:

E-1

EXHIBIT F

FORM OF INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (this “Agreement”) is dated as of [DATE], and entered into by and between Saratoga Resources, Inc., a Texas corporation (“Saratoga”, or the “Borrower”), the subsidiaries of Borrower listed on the signature pages hereto (the “Guarantors”),  [FIRST LIEN AGENT], a [TYPE/JURISDICTION OF ORGANIZATION], in its capacity as administrative agent under the First Lien Loan Documents (as defined below), including its successors and assigns in such capacity from time to time (“First Lien Agent”), and The Bank of New York Mellon Trust Company, N.A., not in its individual capacity, but solely in its capacity as trustee and collateral agent under the Second Lien Documents (as defined below), including its successors and assigns in such capacity from time to time (“Second Lien Trustee”).

RECITALS

Saratoga, as borrower, the lenders party thereto, and First Lien Agent, have entered into that certain Credit Agreement, dated as the date hereof, providing for a revolving credit facility (as amended, supplemented, amended and restated or otherwise modified from time to time, the “First Lien Credit Agreement”);

Saratoga, in its capacity as issuer (“Issuer”), Guarantors, the Second Lien Trustee in its capacity as trustee and collateral agent, are parties to that certain Indenture, dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Second Lien Indenture”), pursuant to which the Issuer has issued $127,500,000 of 12 ½ % Senior Secured Notes due 2016 (the “Initial Notes”) and may issue an unlimited amount of additional Notes (the “Additional Notes” and, together with the Initial Notes, the “Notes”);

Pursuant to Article 11 (Guarantees) of the Second Lien Indenture and other guaranties, the Guarantors (as defined in the Second Lien Indenture) (“Guarantors”) have guaranteed the Guaranteed Obligations (as defined in the Second Lien Indenture) (collectively, the “Second Lien Guaranty”);

The obligations of (i) Borrower under the First Lien Credit Agreement, and (ii) any guarantors which may from time to time guaranty the obligations of Borrower under the First Lien Credit Agreement are to be secured on a first priority basis by liens on substantially all the assets of Borrower and such additional guarantors;

The obligations of (i) Saratoga under the Second Lien Indenture, and (ii) Guarantors under the Second Lien Guaranty are to be secured on a second priority basis by liens on substantially all the assets of Saratoga and Guarantors;

The First Lien Loan Documents and the Second Lien Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Collateral and certain other matters; and

First Lien Agent and Second Lien Trustee have agreed to the intercreditor and other provisions set forth in this Agreement.

2

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.  Definitions; Rules of Construction.

1.1

Defined Terms.  As used in the Agreement, the following terms shall have the following meanings:

“Agreement” has the meaning set forth in the preamble hereto.

 “Bank Product Obligations” means the “Bank Product Obligations,” as that term is defined in the First Lien Credit Agreement.

“Bank Product Reserve” means the “Bank Product Reserve Amount,” as that term is defined in the First Lien Credit Agreement.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state, or foreign law for the relief of debtors.

“Borrower” has the meaning set forth in the recitals to this Agreement.

“Business Day” means any day other than a Saturday, Sunday, or day on which banks in New York City [and [____]] are authorized or required by law to close.

“Cash Collateral” has the meaning set forth in Section 6.2.

“Claimholders” means First Lien Claimholders and Second Lien Claimholders.

“Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, constituting First Lien Collateral or Second Lien Collateral.

 “Default Disposition” has the meaning set forth in Section 5.1(c).

“DIP Financing” has the meaning set forth in Section 6.2.

“Discharge of First Lien Priority Obligations” means, except to the extent otherwise expressly provided in Section 5.5:

(a)

payment in full in cash of the First Lien Priority Obligations (other than outstanding Letters of Credit and Bank Product Obligations);

3

(b)

termination or expiration of all commitments, if any, to extend credit that would constitute First Lien Priority Obligations; and

(c)

termination or cash collateralization (in an amount and in the manner required by the First Lien Credit Agreement) of all outstanding Letters of Credit and all Bank Product Obligations (up to but not in excess of the amount of the Bank Product Reserve).

“Disposition” or “Dispose” means the sale, assignment, transfer, license, lease (as lessor), exchange, or other disposition (including any sale and leaseback transaction) of any property by any person (or the granting of any option or other right to do any of the foregoing).

“Excess First Lien Obligations” means the sum of (a) the portion of the principal amount of the loans outstanding under the First Lien Loan Documents, the undrawn amount of all outstanding Letters of Credit, and the outstanding amount of the reimbursement obligations that is in excess of the First Lien Cap, plus (b) the portion of interest and fees on account of such portion of the loans, Letters of Credit, and the reimbursement obligations described in clause (a) of this definition.

“Excess Second Lien Obligations” means the sum of (a) the portion of the principal amount of the Notes outstanding under the Second Lien Documents in excess of the Second Lien Cap, plus (b) the portion of interest and fees on account of such portion of the Notes described in clause (a) of this definition.

“Exercise any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” means to (a) foreclose, execute, levy, or collect on, take possession or control of, sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), Collateral, or otherwise exercise or enforce remedial rights with respect to Collateral under the First Lien Loan Documents or the Second Lien Loan Documents (including by way of set-off, recoupment notification of a public or private sale or other disposition pursuant to the UCC or other applicable law, notification to account debtors, notification to depositary banks under deposit account control agreements, or exercise of rights under landlord consents, if applicable), (b) solicit bids from third Persons to conduct the liquidation or disposition of Collateral or to engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third Persons for the purposes of valuing, marketing, promoting, and selling Collateral, (c) receive a transfer of Collateral in satisfaction of First Lien Obligation or Second Lien Obligation, as the case may be, secured thereby, (d) otherwise enforce a security interest or exercise another right or remedy, as a secured creditor or otherwise, pertaining to the Collateral at law, in equity, or pursuant to the First Lien Loan Documents or Second Lien Loan Documents (including the commencement of applicable legal proceedings or other actions with respect to all or any portion of the Collateral to facilitate the actions described in the preceding clauses, and exercising voting rights in respect of equity interests comprising Collateral), or (e) effect the Default Disposition of Collateral, provided that “Exercise of Secured Creditor Remedies” will not be deemed to include the commencement of, or joinder in filing of a petition for commencement of, an Insolvency Proceeding against the owner of Collateral.

4

“First Lien Agent” has the meaning set forth in the preamble to this Agreement.

“First Lien Cap” means indebtedness and other obligations permitted to be incurred under Sections 4.09(b)(1) and (15) of the Second Lien Indenture as in effect on the date hereof, plus (y) $4,000,000 in DIP Financing.

“First Lien Claimholders” means, at any relevant time, the holders of First Lien Obligations at that time, including First Lien Lenders and First Lien Agent.

“First Lien Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, with respect to which a consensual Lien is granted as security for any First Lien Obligation.

“First Lien Collateral Documents” means the Security Agreement (as defined in the First Lien Credit Agreement) and any other agreement, document, or instrument pursuant to which a Lien is granted securing any First Lien Obligation or under which rights or remedies with respect to such Liens are governed.

“First Lien Credit Agreement” has the meaning set forth in the recitals to this Agreement.

“First Lien Default” means any “Event of Default”, as such term is defined in any First Lien Loan Document.

“First Lien Lenders” means the “Lenders” as defined in the First Lien Credit Agreement.

“First Lien Loan Documents” means the First Lien Collateral Documents, the First Lien Credit Agreement, the First Lien Mortgages, and each of the other Loan Documents (as defined in the First Lien Credit Agreement).

“First Lien Mortgages” means each mortgage, deed of trust, and other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any First Lien Obligations or under which rights or remedies with respect to any such Liens are governed.

5

“First Lien Obligations” means all obligations and all amounts owing, due, or secured under the terms of the First Lien Credit Agreement or any other First Lien Loan Document, whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, reimbursement obligations, obligations to post cash collateral in respect of Letters of Credit or Bank Product Obligations or indemnities in respect thereof, any other indemnities or guarantees, all Hedging Obligations, and all other amounts payable under or secured by any First Lien Loan Document (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Grantor, or that would have accrued or become due under the terms of the First Lien Loan Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding).

“First Lien Priority Obligations” means all First Lien Obligations exclusive of the Excess First Lien Obligations, which Excess First Lien Obligations shall be excluded from (and shall not constitute) First Lien Priority Obligations.

“Governmental Authority” means the government of the United States of America or any other nation, any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of or pertaining to government.

“Grantors” means Borrower and Guarantors, and each other person that may from time to time execute and deliver a First Lien Collateral Document or a Second Lien Collateral Document as a “debtor,” “grantor,” or “pledgor” (or the equivalent thereof).

“Guarantor” and “Guarantors” have the respective meanings set forth in the recitals to this Agreement.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:  (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; (2) other agreements or arrangements designed to manage interest rates or interest rate risk; and (3)other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices; in each case, not entered into for speculative purposes.

“Insolvency Proceeding” means:

(a)

any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor;

(b)

any other voluntary or involuntary insolvency or bankruptcy case or proceeding, or any receivership, liquidation or other similar case or proceeding with respect to any Grantor or with respect to a material portion of its assets;

6

(c)

any liquidation, dissolution, or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d)

any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Grantor.

“Letters of Credit” means the “Letters of Credit,” as that term is defined in the First Lien Credit Agreement.

“Letter of Credit Usage” means the “Letter of Credit Usage,” as that term is defined in the First Lien Credit Agreement.

“Lien” means any lien, mortgage, pledge, assignment, security interest, charge, or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust, or other preferential arrangement having the practical effect of any of the foregoing.

“person” means any natural person, corporation, trust, business trust, joint venture, joint stock company, association, company, limited liability company, partnership, Governmental Authority, or other entity.

“Pledged Collateral” has the meaning set forth in Section 5.4(a).

“Purchase Notice” has the meaning set forth in Section 5.6(a).

“Recovery” has the meaning set forth in Section 6.8.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, supplement, restructure, replace, refund or repay, or to issue other indebtedness in exchange or replacement for such indebtedness, in whole or in part, whether with the same or different lenders, arrangers or agents.  “Refinanced” and “Refinancing” shall have correlative meanings.

 “Saratoga” has the meaning set forth in the recitals to this Agreement.

“Second Lien Actionable Default” means a payment default under the Second Lien Documents, acceleration of the Second Lien Obligations or any insolvency of the Issuer or a Guarantor.

“Second Lien Cap” means the result of (a) the aggregate principal amount of all Indebtedness incurred under the Second Lien Documents as in effect on the date hereof minus (b) the aggregate amount of all payments of the principal under the Second Lien Documents (other than payments of such Notes in connection with a Refinancing thereof).

“Second Lien Claimholders” means, at any relevant time, the holders of Second Lien Obligations at that time, including Second Lien Holders and Second Lien Trustee.

7

“Second Lien Collateral” means all of the assets and property of any Grantor, whether real, personal, or mixed, with respect to which a consensual Lien is granted as security for any Second Lien Obligations.

“Second Lien Collateral Documents” means the Security Documents (as defined in the Second Lien Indenture) and any other agreement, document, or instrument pursuant to which a Lien is granted securing any Second Lien Obligations or under which rights or remedies with respect to such Liens are governed.

 “Second Lien Default” means any “Event of Default”, as such term is defined in any Second Lien Document.

“Second Lien Documents” means the Second Lien Collateral Documents, the Second Lien Indenture, the Second Lien Guaranty, the Second Lien Mortgages, and any other agreement, document, or instrument evidencing or entered into in connection with the Second Lien Obligations.

“Second Lien Guaranty” has the meaning set forth in the recitals to this Agreement, but shall also include each other guaranty made by any other guarantor in favor of Second Lien Trustee.

“Second Lien Holders” means the “Holders” as defined in the Second Lien Indenture.

“Second Lien Indenture” has the meaning set forth in the recitals to this Agreement.

 “Second Lien Mortgages” means each mortgage, deed of trust, and any other document or instrument under which any Lien on real property owned or leased by any Grantor is granted to secure any Second Lien Obligations or under which rights or remedies with respect to any such Liens are governed.

“Second Lien Obligations” means all obligations and all amounts owing, due, or secured under the terms of the Second Lien Indenture or any other Second Lien Document, whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, reimbursement obligations, indemnities, guarantees, and all other amounts payable under or secured by any Second Lien Document (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Grantor, or that would have accrued or become due under the terms of the Second Lien Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding).

“Second Lien Priority Obligations” means all Second Lien Obligations exclusive of the Excess Second Lien Obligations, which Excess Second Lien Obligations shall be excluded from (and shall not constitute) Second Lien Priority Obligations.

8

“Second Lien Trustee” has the meaning set forth in the preamble to this Agreement.

“Standstill Notice” means a written notice from Second Lien Trustee to First Lien Agent stating that a Second Lien Default has occurred and is continuing and that, as a consequence thereof, Second Lien Trustee has accelerated the Second Lien Obligations.

“Standstill Period” has the meaning set forth in Section 3.1(a) of this Agreement.

“Subsidiary” of a person means a corporation, partnership, limited liability company, or other entity in which that person directly or indirectly owns or controls the shares of capital stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

“Triggering Event” means (i) the acceleration of any First Lien Priority Obligations, (ii) First Lien Agent’s Exercise of Secured Creditor Remedies with respect to all or a material portion of the Collateral, or (iii) the commencement of an Insolvency Proceeding with respect to any Grantor.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

1.2

Construction.  The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms.  The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  The term “or” shall be construed to have, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  Any term used in this Agreement and not defined in this Agreement shall have the meaning set forth in the First Lien Credit Agreement.  Unless the context requires otherwise:

(a)

except as otherwise provided herein, any definition of or reference to any agreement, instrument, or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, restated, supplemented, modified, renewed, extended, Refinanced, refunded, or replaced;

(b)

any reference to any agreement, instrument, or other document herein “as in effect on the date hereof” shall be construed as referring to such agreement, instrument, or other document without giving effect to any amendment, restatement, supplement, modification, or Refinance after the date hereof;

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(c)

any definition of or reference to First Lien Obligations or the Second Lien Obligations herein shall be construed as referring to the First Lien Obligations or the Second Lien Obligations (as applicable) as from time to time amended, restated, supplemented, modified, renewed, extended, Refinanced, refunded, or replaced;

(d)

any reference herein to any person shall be construed to include such person’s successors and assigns;

(e)

the words “herein,” “hereof,” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(f)

all references herein to Sections shall be construed to refer to Sections of this Agreement; and

(g)

the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights.

SECTION 2.  Lien Priorities.

2.1

Relative Priorities.  Notwithstanding the date, time, method, manner, or order of grant, attachment, or perfection of any Liens securing the Second Lien Obligations granted with respect to the Collateral or of any Liens securing the First Lien Obligations granted with respect to the Collateral and notwithstanding any contrary provision of the UCC or any other applicable law or the First Lien Documents or the Second Lien Documents, or any other circumstance whatsoever, Second Lien Trustee and the First Lien Agent hereby agree that:

(a)

subject to the last sentence of this Section 2.1, any Lien with respect to the Collateral securing any First Lien Obligations now or hereafter held by or on behalf of, or created for the benefit of, First Lien Agent or any First Lien Claimholders or any agent or trustee therefore shall be senior in right, priority, operation, effect and all other respects to any Lien with respect to the Collateral securing any Second Lien Obligations; and

(b)

subject to the last sentence of this Section 2.1, any Lien with respect to the Collateral securing any Second Lien Obligations now or hereafter held by or on behalf of, or created for the benefit of, Second Lien Trustee, any Second Lien Claimholders or any agent or trustee therefor shall be junior and subordinate in right, priority, perfection, operation, effect and all other respects to all Liens with respect to the Collateral securing any First Lien Obligations.

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Subject to the last sentence of this Section 2.1, all Liens with respect to the Collateral securing any First Lien Obligations shall be and remain senior in all respects and prior to all Liens with respect to the Collateral securing any Second Lien Obligations for all purposes, whether or not such Liens securing any First Lien Obligations are subordinated to any Lien securing any other obligation of any Grantor or any other person (but only to the extent that such subordination is permitted pursuant to the terms of the First Lien Credit Agreement and the Second Lien Indenture, or as contemplated in Section 6.2).

The foregoing and any other provision to the contrary contained in this Agreement notwithstanding, except as expressly provided in this Agreement, First Lien Agent agrees not to contractually subordinate its Lien in any Collateral to the Lien of any other creditor of Grantors (other than with respect to purchase money liens and capitalized lease obligations) without the prior written consent of Second Lien Trustee.

2.2

Prohibition on Contesting Liens.  Each of Second Lien Trustee, for itself and on behalf of each Second Lien Claimholder, and First Lien Agent, for itself and on behalf of each First Lien Claimholder, agrees that it will not (and hereby waives any right to), directly or indirectly, contest, or support any other person in contesting, in any proceeding (including any Insolvency Proceeding), the priority, validity, extent, perfection or enforceability of a Lien held by or on behalf of any First Lien Claimholders in the First Lien Collateral or by or on behalf of any Second Lien Claimholders in the Second Lien Collateral, as the case may be, or the provisions of this Agreement; provided, however that nothing in this Agreement shall be construed to prevent or impair the rights of First Lien Agent, any First Lien Claimholder, Second Lien Trustee, or any Second Lien Claimholder to enforce the terms of this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the First Lien Obligations as provided in Sections 2.1 and 3.

2.3

New Liens.  So long as the Discharge of First Lien Priority Obligations has not occurred, and so long as no Insolvency Proceeding has been commenced by or against any Grantor, a Grantor will not grant and will use their best efforts to prevent any other Person from granting, a Lien on any property

(a)

in favor of a First Lien Claimholder to secure the First Lien Obligations unless the Grantor or such other Person grants (or offers to grant with a reasonable opportunity for the Lien to be accepted) Second Lien Trustee simultaneously or substantially contemporaneously a junior Lien on such property to secure the Second Lien Obligations (however, the refusal of Second Lien Trustee to accept such Lien will not prevent the First Lien Claimholder from taking the Lien), and

(b)

in favor of a Second Lien Claimholder to secure the Second Lien Obligations unless the Grantor or such other Person grants (or offers to grant with a reasonable opportunity for the Lien to be accepted) First Lien Agent simultaneously or substantially contemporaneously a senior Lien on such property to secure the First Lien Obligations (however, the refusal of First Lien Agent to accept such Lien will not prevent the Second Lien Claimholder from taking the Lien)

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(c)

Subject to clauses (a) and (b) above, if a Second Lien Claimholder hereafter acquires a Lien on property to secure a Second Lien Obligation where the property is not also subject to a Lien securing the First Lien Obligations, then such Second Lien Claimholder will give First Lien Agent written notice of such Lien no later than five Business Days after acquiring such Lien. If First Lien Agent also obtains a Lien on such property or if such Second Lien Claimholder fails to provide such timely notice to First Lien Agent, then such property will be deemed to be Collateral for all purposes hereunder.  If the Second Lien Trustee or any Second Lien Claimholder shall acquire any Lien on any property of any Grantor or any of their respective Subsidiaries securing any Second Lien Obligations which property is not also subject to the Lien of the First Lien Agent under the First Lien Collateral Documents, then the Second Lien Trustee (or the relevant Second Lien Claimholder), shall, without the need for any further consent of any other Person and notwithstanding anything to the contrary in any other Second Lien Loan Document (x) hold and be deemed to have held such Lien and security interest for the benefit of the First Lien Agent as security for the First Lien Obligations, or (y) release such Lien.

2.4

Similar Liens and Agreements.  The parties hereto agree that it is their intention that the First Lien Collateral and the Second Lien Collateral be identical.  In furtherance of the foregoing and of Section 9.8, the parties hereto agree, subject to the other provisions of this Agreement:

(a)

upon request by First Lien Agent or Second Lien Trustee, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the First Lien Collateral and the Second Lien Collateral and the steps taken or to be taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the First Lien Loan Documents and the Second Lien Documents;

(b)

that the First Lien Collateral Documents and Second Lien Collateral Documents and guarantees for the First Lien Obligations and the Second Lien Obligations, shall be in all material respects the same forms of documents other than with respect to the first lien and the second lien nature thereof and subject to document standard language with respect to the duties and liabilities of the Second Lien Trustee acting in its capacity as “Trustee” and “Collateral Agent” as required by Second Lien Trustee ; and

(c)

after the Discharge of the First Lien Priority Obligations, First Lien Agent will provide written notice thereof to each Cash Management Bank (as such term is defined in the First Lien Credit Agreement).

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The foregoing to the contrary notwithstanding, it is understood by each of the parties that to the extent that First Lien Agent or Second Lien Trustee obtains a Lien in an asset (of a type that is not included in the types of assets included in the Collateral as of the date hereof or which would not constitute Collateral without a grant of a security interest or lien separate from the First Lien Loan Documents or Second Lien Documents, as applicable, as in effect immediately prior to obtaining such Lien on such asset) which the other party to this Agreement elects not to obtain after receiving prior written notice thereof in accordance with the provisions of Section 2.3, the Collateral securing the First Lien Loan Obligations and the Second Lien Loan Obligations will not be identical, and the provisions of the documents, agreements and instruments evidencing such Liens also will not be substantively similar, and any such difference in the scope or extent of perfection with respect to the Collateral resulting therefrom are hereby expressly permitted by this Agreement.

SECTION 3.  Exercise of Remedies.

3.1

Standstill.  Until the Discharge of First Lien Priority Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, Second Lien Trustee and Second Lien Claimholders:

(a)

will not exercise or seek to exercise any rights or remedies with respect to any Collateral (including any Exercise of Secured Creditor Remedies with respect to any Collateral); provided, however, that if a Second Lien Actionable Default has occurred, Second Lien Trustee may Exercise any Secured Creditor Remedies after the period of one-hundred eighty (180) days commencing on the date on which First Lien Agent receives the applicable Standstill Notice (it being understood that if at any time after the delivery of a Standstill Notice that commences such 180 day period, no Second Lien Actionable Default is continuing, Second Lien Trustee may not Exercise any Secured Creditor Remedies until the passage of a 180 day period commenced by a new Standstill Notice relative to the occurrence of a new Second Lien Actionable Default that had not occurred as of the date of the delivery of the earlier Standstill Notice; provided further, however, that notwithstanding anything herein to the contrary, in no event shall Second Lien Trustee or any Second Lien Claimholder commence, take or pursue any Exercise of Secured Creditor Remedies with respect to the Collateral if, notwithstanding the expiration of such 180 day period, First Lien Agent or First Lien Claimholders shall have commenced prior to the expiration of such 180 day period (or thereafter but prior to the commencement of any Exercise of Secured Creditor Remedies by Second Lien Trustee with respect to all or any material portion of the Collateral) and be diligently pursuing in good faith the Exercise of Secured Creditor Remedies with respect to all or any material portion of the Collateral (such 180 day period as modified in accordance with the foregoing provisos is herein referred to as the “Standstill Period”);

(b)

will not contest, protest, or object to any Exercise of Secured Creditor Remedies by First Lien Agent or any First Lien Claimholder and have no right to direct First Lien Agent to Exercise any Secured Creditor Remedies or take any other action under the First Lien Loan Documents; and

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(c)

will not object to (and will waive any and all claims with respect to) the forbearance by First Lien Agent or First Lien Claimholders from Exercising any Secured Creditor Remedies.

Notwithstanding the foregoing, the Second Lien Trustee’s right to act as provided for in the foregoing shall terminate if any Insolvency Proceeding commences.

3.2

Exclusive Enforcement Rights.  Until the Discharge of First Lien Priority Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, but subject to the first proviso to Section 3.1(a), First Lien Agent and First Lien Claimholders shall have the exclusive right to

(a)

Exercise any Secured Creditor Remedies with respect to the Collateral,

(b)

subject to Section 5.1, make determinations regarding the release or Disposition of, or restrictions with respect to, the Collateral, and

(c)

otherwise enforce the rights and remedies of a secured creditor under the U.C.C. and the Bankruptcy Laws of any applicable jurisdiction, so long as any proceeds received by First Lien Agent and other First Lien Claimholders in the aggregate in excess of those necessary to achieve Discharge of First Lien Priority Obligations are distributed in accordance with Section 4.1, except as otherwise required pursuant to the U.C.C. and applicable law, subject to the relative priorities described in section 2.1, in each case, without any consultation with or the consent of Second Lien Trustee or any Second Lien Claimholder.  In connection with any Exercise of Secured Creditor Remedies, First Lien Agent and First Lien Claimholders may enforce the provisions of the First Lien Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion.  Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of Collateral, to incur expenses in connection with such Disposition, and to exercise all the rights and remedies of a secured creditor under applicable law.  Without limiting the generality of the foregoing, subject to Section 3.1 and Section 6.5.

(1)

the Second Lien Trustee, for itself and on behalf of the Second Lien Claimholders, agrees that the Second Lien Trustee and the Second Lien Claimholders will not take any action that would hinder any exercise of remedies under the First Lien Loan Documents or is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise;

(2)

the Second Lien Trustee, for itself and on behalf of the Second Lien Claimholders, hereby waives any and all rights it or the Second Lien Claimholders may have as a junior lien creditor or otherwise to object to the manner in which the First Lien Agent or the First Lien Claimholders seek to enforce or collect the First Lien Obligations or the Liens securing the First Lien Obligations granted in any of the First Lien Collateral undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on

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behalf of the First Lien Agent or First Lien Claimholders is adverse to the interest of the Second Lien Claimholders; and

(3)

the Second Lien Trustee hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second Lien Collateral Documents or any other Second Lien Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the First Lien Agent or the First Lien Claimholders with respect to the Collateral as set forth in this Agreement and the First Lien Loan Documents.

3.3

Second Lien Permitted Actions.  Anything to the contrary in this Section 3 notwithstanding, Second Lien Trustee and any Second Lien Claimholder may:

(a)

if an Insolvency Proceeding has been commenced by or against any Grantor, file a claim or statement of interest with respect to the Second Lien Obligations;

(b)

take any action (not adverse to the priority status of the Liens on the Collateral securing the First Lien Obligations, or the rights of First Lien Agent or any First Lien Claimholders to Exercise any Secured Creditor Remedies) in order to create, preserve, protect or perfect its Lien in and to the Collateral;

(c)

file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding, or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of Second Lien Claimholders, including any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement;

(d)

vote on any plan of reorganization as more particularly described herein;

(e)

join (but not exercise any control with respect to) any judicial foreclosure proceeding or other judicial lien enforcement proceeding with respect to the Collateral initiated by First Lien Agent to the extent that any such action could not reasonably be expected, in any material respect, to restrain, hinder, limit, delay for any material period or otherwise interfere with the Exercise of Secured Creditor Remedies by First Lien Agent (it being understood that neither Second Lien Trustee nor any Second Lien Claimholder shall be entitled to receive any proceeds thereof unless otherwise expressly permitted herein);

(f)

exercise rights and remedies as unsecured creditors as more particularly described  in Section 3.4 and otherwise herein; and

(g)

exercise any Secured Creditor Remedies after the termination of the Standstill Period if and to the extent specifically permitted by Section 3.1(a).

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3.4

Unsecured Creditor Remedies.  Except as set forth in Sections 3.1(a) and 6, Second Lien Trustee and Second Lien Claimholders may exercise rights and remedies that could be exercised as an unsecured creditor against any Grantor in accordance with the terms of the Second Lien Documents and applicable law; provided, however, that in the event that any Second Lien Claimholder becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Second Lien Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to Liens securing the First Lien Obligations) to the same extent as the other Liens securing the Second Lien Obligations.

3.5

Commercially Reasonable Dispositions; Notice of Exercise.  First Lien Agent agrees that any Exercise of Secured Creditor Remedies by First Lien Agent with respect to Collateral subject to Article 9 of the UCC shall be conducted by First Lien Agent in a commercially reasonable manner.  Second Lien Trustee agrees that any Exercise of Secured Creditor Remedies by Second Lien Trustee with respect to Collateral subject to Article 9 of the UCC shall be conducted by Second Lien Trustee in a commercially reasonable manner.  First Lien Agent shall provide reasonable prior notice to Second Lien Trustee of its initial material Exercise of Secured Creditor Remedies.  Second Lien Trustee shall provide reasonable prior notice to First Lien Agent of its initial material Exercise of Secured Creditor Remedies.

3.6

Proceeds of Collateral.  The Second Lien Trustee, on behalf of itself and the Second Lien Claimholders, agrees that it will not take or receive any Collateral or any Proceeds of Collateral in connection with any Exercise of Secured Creditor Remedies against any Collateral in its capacity as a creditor, unless and until the Discharge of First Lien Obligations has occurred, except in connection with any Exercise of Secured Creditor Remedies expressly permitted by Section 3.1(a) to the extent the Second Lien Trustee and Second Lien Claimholders are permitted to retain the Proceeds thereof in accordance with Section 4.2 of this Agreement.  Without limiting the generality of the foregoing, unless and until the Discharge of First Lien Obligations has occurred, except as expressly provided in Sections 3.1(a) and 6.5 and this Section 3.6, the sole right of the Second Lien Trustee and the Second Lien Claimholders with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Second Lien Collateral Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of First Lien Obligations has occurred in accordance with the terms of the Second Lien Loan Documents and applicable law.

SECTION 4.  Proceeds.

4.1

Application of Proceeds.  Whether or not any Insolvency Proceeding has been commenced by or against any Grantor, any Collateral or proceeds thereof received in connection with any Exercise of Secured Creditor Remedies shall (at such time as such Collateral or proceeds has been monetized) be applied: (a) first, to the payment in full in cash of costs and expenses of and indemnification obligations owed to the First Lien Agent in accordance with the First Lien Loan Documents or the Second Lien Trustee in accordance with the Second Lien Documents, as the case may be, in connection with such Exercise of Secured Creditor Remedies (to the extent not prohibited under the terms of this Agreement), (b) second, to the payment in

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full in cash or cash collateralization of the First Lien Priority Obligations in accordance with the First Lien Loan Documents, and in the case of payment of any revolving loans, together with the concurrent permanent reduction of any revolving loan commitment thereunder in an amount equal to the amount of such payment, (c) third, upon and following the Discharge of First Lien Priority Obligations, to the payment in full in cash of the Second Lien Priority Obligations in accordance with the Second Lien Documents, (e) fourth, to the payment in full in cash of the Excess First Lien Obligations in accordance with the First Lien Loan Documents, (f) fifth, to the payment in full in cash of the Excess Second Lien Obligations in accordance with the Second Lien Documents, and (g) sixth, any surplus Collateral or proceeds then remaining will be returned to Borrower or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.  If any Exercise of Secured Creditor Remedies with respect to the Collateral produces non-cash proceeds, then such non-cash proceeds shall be held by the First Lien Agent or Second Lien Agent, as the case may be, that conducted the Exercise of Secured Creditor Remedies as additional Collateral and, at such time as such non-cash proceeds are monetized, shall be applied as set forth above.

4.2

Turnover.  Unless and until the Discharge of First Lien Priority Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Grantor, any Collateral or proceeds thereof (including assets or proceeds subject to Liens referred to in the final sentence of Section 2.3) received by Second Lien Trustee or any Second Lien Claimholder (a) in connection with the Exercise of Secured Creditor Remedies with respect to the Collateral by Second Lien Trustee or any Second Lien Claimholder, or (b) as a result of Second Lien Trustee’s or any Second Lien Claimholder’s collusion with any Grantor in violating the rights of First Lien Agent or any First Lien Claimholder (within the meaning of Section 9-332 of the UCC), shall be segregated and held in trust and forthwith paid over to First Lien Agent for the benefit of First Lien Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.  First Lien Agent is hereby authorized to make any such endorsements as agent for Second Lien Trustee or any such Second Lien Claimholders.  This authorization is coupled with an interest and is irrevocable until the Discharge of First Lien Priority Obligations.

4.3

No Subordination of the Relative Priority of Claims.  Anything to the contrary contained herein notwithstanding, the subordination of the Liens of Second Lien Claimholders to the Liens of First Lien Claimholders as set forth herein is with respect to the priority of the respective Liens held by or on behalf of them only and shall not constitute a subordination of the Second Lien Obligations to the First Lien Obligations.  Nothing in this Agreement shall affect the entitlement of any Second Lien Claimholder to receive and retain required payments of interest, principal, and other amounts in respect of the Second Lien Obligations unless the receipt is expressly prohibited by, or results from the Second Lien Claimholder’s breach of, this Agreement.

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SECTION 5.  Releases; Dispositions; Other Agreements.

5.1

Releases.

(a)

If, in connection with the Exercise of Secured Creditor Remedies by First Lien Agent as provided for in Section 3 (with the proceeds thereof being applied to the First Lien Priority Obligations with a concurrent permanent reduction in commitments), First Lien Agent releases any of its Liens on any part of the Collateral or releases any Grantor from its obligations in respect of the First Lien Obligations, then the Liens, of Second Lien Trustee on such Collateral, and the obligations of such Grantor in respect of the Second Lien Obligations, shall be automatically, unconditionally, and simultaneously released (and, if the release includes equity interests in any Grantor, Second Lien Trustee further agrees to release those persons whose equity interests are Disposed of from all of their obligations under the Second Lien Documents).  Second Lien Trustee, for itself or on behalf of any such Second Lien Claimholders, promptly shall execute and deliver to First Lien Agent such termination or amendment statements, releases, and other documents as First Lien Agent may reasonably request to effectively confirm such release.

(b)

If, in connection with any Disposition of any Collateral permitted under the terms of the First Lien Loan Documents as in effect as of the date hereof, First Lien Agent, for itself or on behalf of any First Lien Claimholders, releases any of its Liens on the portion of the Collateral that is the subject of such Disposition, or releases any Grantor from its obligations in respect of the First Lien Obligations (if such Grantor is the subject of such Disposition), in each case other than (i) in connection with the Discharge of First Lien Priority Obligations, (ii) after the occurrence and during the continuance of any Second Lien Actionable Default, or (iii) the enforcement or exercise of any rights or remedies with respect to the Collateral, including any disposition of Collateral, then the Liens of Second Lien Trustee on such Collateral, and the obligations of such Grantor in respect of the Second Lien Obligations, shall be automatically, unconditionally, and simultaneously released (and, if the release includes equity interests in any Grantor, Second Lien Trustee further agrees to release those persons whose equity interests are Disposed of from all of their obligations under the Second Lien Documents).  Second Lien Trustee, for itself or on behalf of any such Second Lien Claimholders, promptly shall execute and deliver to First Lien Agent such termination or amendment statements, releases, and other documents as First Lien Agent may reasonably request to effectively confirm such release.

(c)

In the event of any private or public Disposition of all or any portion of the Collateral by one or more Grantors with the consent of First Lien Agent after the occurrence and during the continuance of a First Lien Default (and prior to the Discharge of First Lien Priority Obligations), which Disposition is conducted by such Grantors with the consent of First Lien Agent in connection with good faith efforts by First Lien Agent to collect the First Lien Obligations through the Disposition of Collateral (any such Disposition, a "Default Disposition"), then the Liens of Second Lien Trustee on such Collateral shall be automatically, unconditionally, and simultaneously released (and, if the Default Disposition includes equity interests in any Grantor, Second Lien Trustee further agrees to release those persons whose equity interests are Disposed of from all of their obligations under the Second Lien Documents);

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provided that (i) First Lien Agent also releases its Liens on such Collateral (and, if the Default Disposition includes equity interests in any Grantor, First Lien Agent is also releasing those persons whose equity interests are Disposed of from all of their obligations under the First Lien Loan Documents), (ii) the net cash proceeds of any such Default Disposition are applied in accordance with Section 4.1 (as if they were proceeds received in connection with an Exercise of Secured Creditor Remedies) with a concurrent permanent reduction in commitments, and (iii) with respect to Collateral that is subject to Article 9 of the UCC, the Grantors consummating such Default Disposition have (a) provided Second Lien Trustee with the prior written notice that would have been required if the Default Disposition were a disposition of collateral by a secured creditor under Article 9 of the UCC, and (b) conducted such Default Disposition in a commercially reasonable manner as if such Default Disposition were a disposition of collateral by a secured creditor in accordance with Article 9 of the UCC.

(d)

Until the Discharge of First Lien Priority Obligations occurs, Second Lien Trustee, for itself and on behalf of Second Lien Claimholders, hereby irrevocably constitutes and appoints First Lien Agent and any officer or agent of First Lien Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Second Lien Trustee or such holder or in First Lien Agent’s own name, from time to time in First Lien Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.  This appointment is coupled with an interest and is irrevocable until the Discharge of First Lien Obligations or such time as this Agreement is terminated in accordance with its terms.

(e)

Until the Discharge of First Lien Priority Obligations occurs, to the extent that First Lien Agent or First Lien Claimholders (i) have released any Lien on Collateral or any Grantor with respect to the First Lien Obligations, and any such Liens or obligations are later reinstated, or (ii) obtain any new Liens from any Grantor or obtain a guaranty from any Grantor of the First Lien Obligations, then Second Lien Trustee, for itself and for Second Lien Claimholders, shall be entitled to obtain a Lien on any such Collateral, subject to the terms (including the lien subordination provisions) of this Agreement, and a guaranty from such Grantor, as the case may be, in each case subject to the priorities set forth in Section 2.1.

5.2

Insurance.  Unless and until the Discharge of First Lien Priority Obligations has occurred:

(a)

(i) First Lien Agent and First Lien Claimholders shall have the sole and exclusive right, subject to the rights of Grantors under the First Lien Loan Documents and the Second Lien Documents, to adjust and settle any claim under any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral; and (ii) all proceeds of any such insurance policy and any such award (or any payments with respect to a deed in lieu of condemnation) shall be paid, subject to the rights of Grantors under the First Lien Loan Documents and the Second Lien Documents, first to First

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Lien Claimholders and Second Lien Claimholders in accordance with the priorities set forth in Section 4.1, until paid in full in cash, and second, to the owner of the subject property, such other person as may be entitled thereto, or as a court of competent jurisdiction may otherwise direct;

(b)

if Second Lien Trustee or any Second Lien Claimholders shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Section 5.2, it shall pay such proceeds over to First Lien Agent in accordance with the terms of Section 4.2; and

(c)

First Lien Agent and Second Lien Trustee will be named as additional insureds and/or loss payees, as applicable, under any insurance policies maintained by any Grantor, with the First Lien Agent will be named as first loss payee.

5.3

Amendments; Refinancings.  Subject to the limitations, if any, set forth in this Agreement, in the event the First Lien Agent or the other First Lien Claimholders enter into any amendment, waiver or consent in respect of any of the First Lien Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any such document or changing in any manner the rights of the First Lien Agent, the other First Lien Claimholders, the Issuer or any other Guarantor, then such amendment, waiver or consent will apply automatically to any comparable provision of the Second Lien Collateral Documents without the consent of the Second Lien Claimholders and without any action by any of the foregoing; provided, that, except to the extent as may be expressly provided otherwise hereunder, no such amendment will (A) remove or release any Collateral subject to a Lien of the Second Lien Trustee other than to the extent that (x) such release is permitted or required under Section 5.1 or Section 6 and (y) there is a corresponding release of Collateral from the Lien of the First Lien Agent, (B) materially and adversely affect the rights of the Second Lien Claimholders without the consent of the Second Lien Trustee (which consent shall be given upon the direction of the Second Lien Claimholders in accordance with the Second Lien Indenture), unless it also affects the First Lien Claimholders in a like or similar manner, or (C) impose duties on the Second Lien Trustee, without its consent.  Notice of such amendment, waiver or consent will be given to the Second Lien Trustee by First Lien Agent no later than 30 days after its effectiveness, provided that the failure to give such notice will not affect the effectiveness and validity thereof.

5.4

Bailee for Perfection.

(a)

First Lien Agent and Second Lien Trustee each agree to hold or control that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees, including any custodian or services as to motor vehicle certificates of title) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC or other applicable law (such Collateral being referred to as the “Pledged Collateral”), as bailee and as a non-fiduciary agent for Second Lien Trustee or First Lien Agent, as applicable (such bailment and agency being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2), 9-313(c), 9-104, 9-105, 9-106, and 9-107 of the UCC), solely for the purpose of perfecting the security interest granted under the Second Lien Documents or the First Lien Loan

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Documents, as applicable, subject to the terms and conditions of this Section 5.4.  First Lien Agent and Second Lien Trustee agree to enter into any servicing agreements, collateral agency agreements or similar bailment agreements with third party agents or bailees as First Lien Agent deems appropriate for the purpose of perfecting Liens in the Pledged Collateral, including, without limitation, as to any motor vehicle certificates of title; provided, however, that the form of such agreement and such arrangements shall be satisfactory to the First Lien Agent and the Second Lien Trustee.  For the avoidance of doubt, the Second Lien Trustee shall not act as lienholder with respect to motor vehicle certificates of title. To the extent in any jurisdiction only one lienholder may be noted on a certificate of title under applicable law, First Lien Agent shall be specified as the lienholder, and for the purposes of the applicable State certificate of title laws, First Lien Agent shall act as agent for both the First Lien Secured Parties and the Second Lien Secured Parties in order to perfect and secure both the First Lien Obligations and the Second Lien Obligations pursuant to an agreement reasonably satisfactory to the First Lien Agent and the Second Lien Trustee; provided that, notwithstanding that there may be only one lienholder noted on such certificate of title for such purposes, the priorities as between the rights of First and Second Lien Claimholders shall be as if there were two separate Liens, subject to the priorities and other terms of this Agreement.  Unless and until the Discharge of the First Lien Priority Obligations, Second Lien Trustee agrees to promptly notify First Lien Agent of any Pledged Collateral held by it or by any Second Lien Claimholders, and, immediately upon the request of First Lien Agent at any time prior to the Discharge of the First Lien Priority Obligations, Second Lien Trustee agrees to deliver to First Lien Agent any such Pledged Collateral held by it or by any Second Lien Claimholders, together with any necessary endorsements (or otherwise allow First Lien Agent to obtain control of such Pledged Collateral). First Lien Agent hereby agrees that upon the Discharge of the First Lien Priority Obligations, upon the written request of Second Lien Trustee, to the extent that the applicable control agreement is in full force and effect and has not been terminated, First Lien Agent shall continue to act as such a bailee and non-fiduciary agent for Second Lien Trustee (solely for the purpose of perfecting the security interest granted under the Second Lien Documents and at the expense of Second Lien Trustee) with respect to the deposit account or securities account that is the subject of such control agreement, until the earlier to occur of (x) 30 days after the date when the Discharge of the First Lien Priority Obligations has occurred, and (y) the date when a control agreement is executed in favor of Second Lien Trustee with respect to such deposit account or securities account.

(b)

First Lien Agent shall have no obligation whatsoever to Second Lien Trustee or any Second Lien Claimholder to ensure that the Pledged Collateral is genuine or owned by any of Grantors or to preserve rights or benefits of any person except as expressly set forth in this Section 5.4.  Second Lien Trustee shall have no obligation whatsoever to First Lien Agent or any First Lien Claimholder to ensure that the Pledged Collateral is genuine or owned by any of Grantors or to preserve rights or benefits of any person except as expressly set forth in this Section 5.4.  The duties or responsibilities of First Lien Agent under this Section 5.4 shall be limited solely to holding or controlling the Pledged Collateral as bailee and agent in accordance with this Section 5.4 and delivering the Pledged Collateral upon a Discharge of First Lien Priority Obligations as provided in paragraph (d) of this Section 5.4.  The duties or responsibilities of Second Lien Trustee under this Section 5.4 shall be limited solely to holding

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or controlling the Pledged Collateral as bailee and agent in accordance with this Section 5.4.  The duties and responsibilities of any third party bailee or agent shall be set forth in any collateral agency, servicing or other bailment agreement entered into by such party.

(c)

First Lien Agent acting pursuant to this Section 5.4 shall not have by reason of the First Lien Collateral Documents, the Second Lien Collateral Documents, or this Agreement a fiduciary relationship in respect of Second Lien Trustee or any Second Lien Claimholder.  Second Lien Trustee acting pursuant to this Section 5.4 shall not have by reason of the First Lien Collateral Documents, the Second Lien Collateral Documents, or this Agreement a fiduciary relationship in respect of First Lien Agent or First Lien Claimholder.

(d)

Upon the payment (or cash collateralization, as applicable) in full in cash of all First Lien Obligations, First Lien Agent shall deliver, or instruct any third party collateral agent or bailee to deliver, the remaining Pledged Collateral (if any) together with any necessary endorsements, first, to Second Lien Trustee, or its agents or bailees as directed by Second Lien Trustee, to the extent Second Lien Obligations remain outstanding as confirmed in writing by Second Lien Trustee, and, to the extent that Second Lien Trustee confirms no Second Lien Obligations are outstanding, second, to Borrower to the extent no First Lien Obligations or Second Lien Obligations remain outstanding (in each case, so as to allow such person to obtain possession or control of such Pledged Collateral).  At such time, First Lien Agent further agrees to take all other action reasonably requested by Second Lien Trustee at the expense of Borrower (including amending any outstanding control agreements) to enable Second Lien Trustee to obtain a first priority security interest in the Collateral.

5.5

When Discharge of First Lien Priority Obligations Deemed to Not Have Occurred.  If Borrower enters into any Refinancing of the First Lien Priority Obligations, then a Discharge of First Lien Priority Obligations shall be deemed not to have occurred for all purposes of this Agreement, and the obligations under such Refinancing of such First Lien Priority Obligations shall be treated as First Lien Priority Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and First Lien Agent under the First Lien Loan Documents effecting such Refinancing shall be First Lien Agent for all purposes of this Agreement.  Upon Second Lien Trustee’s receipt of a notice stating that a Grantor has entered into a new First Lien Loan Document and identifying the new First Lien Agent (the New Agent), the obligations under such Refinancing indebtedness will automatically be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein,

(c)

the New Agent under such new First Lien Loan Documents will be First Lien Agent for all purposes of this Agreement,

(d)

Second Lien Trustee will promptly

(1)

enter into such documents and agreements (including amendments or supplements to this Agreement to the extent consistent in all material respects with the terms of this Agreement and the Second Lien Indenture) as Borrower or

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the New Agent reasonably requests to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and the Second Lien Indenture, and

(2)

deliver to the New Agent any Pledged Collateral held by it together with any necessary endorsements (or otherwise allow the New Agent to obtain control of such Pledged Collateral), and

(e)

the New Agent will promptly agree in a writing addressed to Second Lien Trustee to be bound by the terms of this Agreement.

If any obligations under the new First Lien Loan Documents are secured by Collateral that does not also secure the Second Lien Obligations, then the Grantors will cause the Second Lien Obligations to be secured at such time by a second priority Lien on such Collateral to the same extent provided in the First Lien Collateral Documents and this Agreement.

5.6

Purchase Option.

(a)

Within 60 days of the occurrence, and during the continuation of, a Triggering Event, then, in any such case, any one or more of Second Lien Claimholders (acting in their individual capacity or through one or more affiliates) shall have the right, but not the obligation (each Second Lien Claimholder having a ratable right to make the purchase, with each Second Lien Claimholder’s right to purchase being automatically proportionately increased by the amount not purchased by another Second Lien Claimholder), upon 5 Business Days advance written notice from such Second Lien Claimholders (a “Purchase Notice”) to First Lien Agent, for the benefit of First Lien Claimholders, to acquire from First Lien Claimholders all (but not less than all) of the right, title, and interest of First Lien Claimholders in and to the First Lien Priority Obligations and the First Lien Loan Documents.  The Purchase Notice, if given, shall be irrevocable.

(b)

On the date specified in the Purchase Notice (which shall not be more than 5 Business Days after the receipt by First Lien Agent of the Purchase Notice), First Lien Claimholders shall sell to the purchasing Second Lien Claimholders and purchasing Second Lien Claimholders shall purchase from First Lien Claimholders, the First Lien Priority Obligations.

(c)

On the date of such purchase and sale, purchasing Second Lien Claimholders shall (i) pay to First Lien Agent, for the benefit of First Lien Claimholders, as the purchase price therefor the full amount of all the First Lien Obligations (other than the Excess First Lien Obligations and other than First Lien Obligations cash collateralized in accordance with clause (c)(ii) below) then outstanding and unpaid, (ii) furnish cash collateral to First Lien Agent in such amounts as First Lien Agent determines is reasonably necessary to secure First Lien Agent and First Lien Claimholders in connection with (A) any issued and outstanding Letters of Credit (but not in any event in an amount greater than 105% of the aggregate undrawn amount of such Letters of Credit) and (B) Bank Product Obligations (but not in any event in an amount greater than the Bank Product Reserve), and (iii) agree to reimburse First Lien Agent and First Lien Claimholders for all expenses to the extent earned or due and payable in accordance

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with the First Lien Loan Documents (including the reimbursement of extraordinary expenses, financial examination expenses, and appraisal fees). Anything contained in this paragraph to the contrary notwithstanding, in the event that (X) purchasing Second Lien Claimholders receive all or a portion of any prepayment premium, make-whole obligation or early termination fee payable pursuant to the First Lien Loan Documents in cash, (Y) all First Lien Obligations purchased by such purchasing Second Lien Claimholders and all of the Second Lien Obligations, including principal, interest and fees thereon and costs and expenses of collection thereof (including reasonable attorneys fees and legal expenses), are repaid in full in cash, and (Z) the First Lien Credit Agreement is terminated, in each case, within [  ] days following the date on which the purchasing Second Lien Claimholders pay the purchase price described in clauses (i)-(iii) of this paragraph, then, within 3 Business Days after receipt by such Second Lien Claimholders of such amounts, purchasing Second Lien Claimholders shall pay a supplemental purchase price to First Lien Agent, for the benefit of First Lien Claimholders, in respect of their purchase under this Section 5.6 in an amount equal to the portion of the prepayment premium, make-whole obligation or early termination fee received by purchasing Second Lien Claimholders to which First Lien Claimholders would have been entitled to receive had the purchase under this paragraph not occurred.  Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of First Lien Agent as First Lien Agent may designate in writing to Second Lien Trustee for such purpose.  Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by purchasing Second Lien Claimholders to the bank account designated by First Lien Agent are received in such bank account prior to 2:00 p.m., New York City time, and interest shall be calculated to and including such Business Day if the amounts so paid by purchasing Second Lien Claimholders to the bank account designated by First Lien Agent are received in such bank account later than 2:00 p.m., New York City time.

(d)

Such purchase shall be expressly made without representation or warranty of any kind by First Lien Agent and First Lien Claimholders as to the First Lien Obligations so purchased or otherwise and without recourse to First Lien Agent or any First Lien Claimholder, except that each First Lien Claimholder shall represent and warrant:  (i) that the amount quoted by such First Lien Claimholder as its portion of the purchase price represents the amount shown as owing with respect to the claims transferred as reflected on its books and records, (ii) it owns, or has the right to transfer to purchasing Second Lien Claimholders, the rights being transferred, and (iii) such transfer will be free and clear of Liens.

(e)

In the event that any one or more of Second Lien Claimholders exercises and consummates the purchase option set forth in this Section 5.6, (i) First Lien Agent shall have the right, but not the obligation, to immediately resign under the First Lien Credit Agreement, and (ii) purchasing Second Lien Claimholders shall have the right, but not the obligation, to require First Lien Agent to immediately resign under the First Lien Credit Agreement.

In this Section 5.6, the terms “Second Lien Claimholders” shall refer exclusively to Holders under the Indenture, and shall exclude the Second Lien Trustee and the Second Lien Collateral Agent.  In no event shall the Second Lien Trustee or Second Lien Collateral Agent have any responsibility for the obligations contained in this Section 5.6 (except as explicitly agreed to by the Second Lien Trustee), and in no event

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shall either the Second Lien Trustee or Second Lien Collateral Agent be responsible for the execution or funding of the Purchase Option or expenses connected therewith.

5.7

Injunctive Relief.  Should any Second Lien Claimholder in any way take, attempt to, or threaten to take any action contrary to terms of this Agreement with respect to the Collateral, or fail to take any action required by this Agreement, First Lien Agent or any First Lien Claimholder may obtain relief against such Second Lien Claimholder by injunction, specific performance, or other appropriate equitable relief, it being understood and agreed by Second Lien Trustee that (a) First Lien Claimholders’ damages from such actions may at that time be difficult to ascertain and may be irreparable, and (b) each Second Lien Claimholder waives any defense that such Grantor and/or First Lien Claimholders cannot demonstrate damage and/or be made whole by the awarding of damages.  Should any First Lien Claimholder in any way take, attempt to, or threaten to take any action contrary to terms of this Agreement with respect to the Collateral, or fail to take any action required by this Agreement, Second Lien Trustee or any Second Lien Claimholder (in its or their own name or in the name of any Grantor) or any Grantor may obtain relief against such First Lien Claimholder by injunction, specific performance, and/or other appropriate equitable relief, it being understood and agreed by First Lien Claimholders that (i) Second Lien Claimholders’ damages from such actions may at that time be difficult to ascertain and may be irreparable, and (ii) each First Lien Claimholder waives any defense that such Grantor and/or Second Lien Claimholders cannot demonstrate damage and/or be made whole by the awarding of damages. First Lien Agent and Second Lien Trustee hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by First Lien Agent or First Lien Claimholders or Second Lien Trustee or Second Lien Claimholders, as the case may be.

SECTION 6.  Insolvency Proceedings.

6.1

Enforceability and Continuing Priority.   This Agreement shall be applicable both before and after the commencement of any Insolvency Proceeding and all converted or succeeding cases in respect thereof.  The relative rights of Claimholders in or to any distributions from or in respect of any Collateral or proceeds of Collateral, shall continue after the commencement of any Insolvency Proceeding.  Accordingly, the provisions of this Agreement are intended to be and shall be enforceable as a subordination agreement within the meaning of Section 510 of the Bankruptcy Code.

6.2

Financing.  If any Grantor shall be subject to any Insolvency Proceeding and First Lien Agent consents to the use of cash collateral (as such term is defined in Section 363(a) of the Bankruptcy Code; herein, “Cash Collateral”), on which First Lien Agent has a Lien or to permit any Grantor to obtain financing provided by any one or more First Lien Claimholders under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (such financing, a “DIP Financing”), then Second Lien Trustee agrees that it will, on behalf of the Second Lien Claimholders, consent to such Cash Collateral use (and not contest, protest or object to such Cash Collateral use) and raise no objection to (or protest or contest) such DIP Financing and, to the extent the Liens securing the First Lien Obligations are discharged, subordinated to, or pari

25

passu with such DIP Financing, Second Lien Trustee will subordinate its Liens in the Collateral to the Liens securing such DIP Financing; provided that (a) the principal amount of any such DIP Financing plus the outstanding principal amount of other First Lien Obligations does not exceed the First Lien Cap and (b) any such Cash Collateral use or DIP Financing does not compel any Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the Cash Collateral order or DIP Financing documentation.  If First Lien Claimholders offer to provide DIP Financing that meets the requirements set forth in clauses (a) through (b) above, the Second Lien Trustee agrees that neither it nor any Second Lien Claimholder shall, directly or indirectly, provide, offer to provide, or support any DIP Financing secured by a Lien senior to or pari passu with the Liens securing the First Lien Priority Obligations, and in the event First Lien Claimholders do not offer such DIP Financing, Second Lien Trustee agrees that neither it nor any Second Lien Claimholder may provide, offer to provide, or support any DIP Financing which would be secured by a Lien senior to or pari passu with the Liens securing the First Lien Priority Obligations unless such DIP Financing results in the immediate Discharge of the First Lien Priority Obligations.  The foregoing provisions of this Section 6.2 shall not prevent the Second Lien Trustee or the Second Lien Claimholders from objecting to any provision in any Cash Collateral order or DIP Financing documentation relating to any provision or content of a plan of reorganization.  If, in connection with any Cash Collateral use or DIP Financing, any Liens on the Collateral held by First Lien Claimholders are subject to a surcharge or are subordinated to an administrative priority claim, a professional fee “carve out,” or fees owed to the United State Trustee, and so long as the amount of such surcharge, claim, carve out, or fees is reasonable under the circumstances, then the Liens on the Collateral of Second Lien Claimholders shall also be subordinated to such interest or claim and shall remain subordinated to the Liens on the Collateral of First Lien Claimholders consistent with this Agreement.

6.3

Sales.  Second Lien Trustee agrees that it will consent, and will not object, protest or oppose a motion to Dispose of any Collateral free and clear of the Liens or other claims in favor of Second Lien Trustee under Section 363 of the Bankruptcy Code if the requisite First Lien Claimholders under the First Lien Credit Agreement have consented to such Disposition of such assets, and such motion does not impair, subject to the priorities set forth in this Agreement, the rights of Second Lien Claimholders under Section 363(k) of the Bankruptcy Code (so long as the right of the Second Lien Claimholders to offset their claim against the purchase price is only after the Discharge of First Lien Priority Obligations has occurred).

6.4

Relief from the Automatic Stay.  Until the Discharge of First Lien Priority Obligations has occurred, Second Lien Trustee agrees not to (a) seek (or support any other person seeking) relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the Collateral, without the prior written consent of First Lien Agent, or (b) oppose any request by the First Lien Agent or any First Lien Claimholder to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the Collateral.

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6.5

Adequate Protection.

(a)

In any Insolvency Proceeding involving a Grantor, Second Lien Trustee agrees that no Second Lien Claimholder shall contest, protest or object (or support any other person contesting):

(i)

any request by First Lien Agent or other First Lien Claimholders for adequate protection; or

(ii)

any objection by First Lien Agent or First Lien Claimholders to any motion, relief, action, or proceeding based on First Lien Agent or First Lien Claimholders claiming a lack of adequate protection.

(b)

In any Insolvency Proceeding involving a Grantor:

(i)

if any one or more First Lien Claimholders are granted adequate protection in the form of a replacement Lien (on existing or future assets of Grantors) in connection with any DIP Financing or use of Cash Collateral, then First Lien Agent agrees that Second Lien Trustee shall also be entitled to seek, without objection from First Lien Claimholders, adequate protection in the form of a replacement Lien (on such existing or future assets of Grantors), which replacement Lien, if obtained, shall be subordinate to the Liens securing the First Lien Obligations (including those under a DIP Financing) on the same basis as the other Liens securing the Second Lien Obligations are subordinate to the First Lien Obligations under this Agreement;

(ii)

if any one or more Second Lien Claimholders are granted adequate protection in the form of a replacement Lien (on existing or future assets of Grantors), then Second Lien Trustee agrees that First Lien Agent shall also be entitled to seek, without objection from Second Lien Claimholders, a senior adequate protection Lien on existing or future assets of Grantors as security for the First Lien Obligations and that any adequate protection Lien on such existing or future assets securing the Second Lien Obligations shall be subordinated to the Lien on such assets securing the First Lien Obligations on the same basis as the other Liens securing the Second Lien Obligations are subordinated to the First Lien Obligations under this Agreement;

(iii)

if any one or more First Lien Claimholders are granted adequate protection in the form of an expense of administration claim in connection with any DIP Financing or use of Cash Collateral, then First Lien Agent agrees that Second Lien Trustee shall also be entitled to seek, without objection from First Lien Claimholders, adequate protection in the form of an expense of administration claim, which administration claim, if obtained, shall be subordinate to the administration claim of the First Lien Claimholders;

(iv)

if any one or more Second Lien Claimholders are granted adequate protection in the form of an expense of administration claim in connection with any DIP Financing or use of Cash Collateral, then Second Lien Trustee agrees that First Lien

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Agent shall also be entitled to seek, without objection from Second Lien Claimholders, adequate protection in the form of an expense of administration claim, which administration claim, if obtained, shall be senior to the administration claim of the Second Lien Claimholders; and; and

(c)

Neither Second Lien Trustee nor any other Second Lien Claimholder shall object to, oppose, or challenge any claim by First Lien Agent or any First Lien Claimholder for allowance in any Insolvency Proceeding of First Lien Obligations consisting of post-petition interest, fees, or expenses.

(d)

Neither First Lien Agent nor any other First Lien Claimholder shall object to, oppose, or challenge any claim by Second Lien Trustee or any Second Lien Claimholder for allowance in any Insolvency Proceeding of Second Lien Obligations consisting of post-petition interest, fees, or expenses.

(e)

Section 1111(b) of the Bankruptcy Code.  Second Lien Trustee, for itself and on behalf of Second Lien Claimholders, shall not object to, oppose, support any objection, or take any other action to impede, the right of any First Lien Claimholder to make an election under Section 1111(b)(2) of the Bankruptcy Code.  Second Lien Trustee, for itself and on behalf of Second Lien Claimholders, waives any claim it may hereafter have against any First Lien Claimholder arising out of the election by any First Lien Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code.

6.6

No Waiver.  Subject to Sections 3.1(a), 6.5(b) and 6.5(d), nothing contained herein shall prohibit or in any way limit First Lien Agent or any First Lien Claimholder from objecting in any Insolvency Proceeding involving a Grantor to any action taken by Second Lien Trustee or any Second Lien Claimholders, including the seeking by Second Lien Trustee or any Second Lien Claimholders of adequate protection or the assertion by Second Lien Trustee or any Second Lien Claimholders of any of its rights and remedies under the Second Lien Documents.

6.7

Avoidance Issues.  If any First Lien Claimholder is required in any Insolvency Proceeding or otherwise to turn over, disgorge or otherwise pay to the estate of any Grantor any amount paid in respect of First Lien Obligations (a “Recovery”), then such First Lien Claimholders shall be entitled to a reinstatement of First Lien Obligations with respect to all such recovered amounts, and all rights, interests, priorities and privileges recognized in this Agreement shall apply with respect to any such Recovery.  If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto from such date of reinstatement and to the extent the First Lien Cap was decreased in connection with such payment of the First Lien Obligations, the First Lien Cap shall be increased to such extent.

6.8

Plan of Reorganization.

(a)

If, in any Insolvency Proceeding involving a Grantor, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on

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account of First Lien Obligations and on account of Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(b)

Second Lien Claimholders shall not vote on, propose or support any plan of reorganization (including without limitation the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension) that is inconsistent with the priorities or other provisions of this Agreement.

6.9

Separate Grants of Security and Separate Classification.

The grants of Liens pursuant to the First Lien Collateral Documents and the Second Lien Collateral Documents constitute two separate and distinct grants. Because of, among other things, their differing rights in the Collateral, the Second Lien Obligations, to the extent deemed to be “secured claims” within the meaning of section 506(b) of the Bankruptcy Code, are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization in an Insolvency Proceeding. Second Lien Claimholders will not seek in an Insolvency Proceeding to be treated as part of the same class of creditors as First Lien Claimholders and will not oppose or contest any pleading by First Lien Claimholders seeking separate classification of their respective secured claims.

SECTION 7.  Reliance; Waivers; Etc.

7.1

Reliance.  Other than any reliance on the terms of this Agreement, First Lien Agent acknowledges that it and such First Lien Claimholders have, independently and without reliance on Second Lien Trustee or any Second Lien Claimholders, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such First Lien Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the First Lien Credit Agreement or this Agreement.  Second Lien Trustee acknowledges that it and Second Lien Claimholders have, independently and without reliance on First Lien Agent or any First Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Second Lien Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Second Lien Documents or this Agreement.

7.2

No Warranties or Liability.  First Lien Agent acknowledges and agrees that each of Second Lien Trustee and Second Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility, or enforceability of any of the Second Lien Documents, the ownership of any Collateral, or the perfection or priority of any Liens thereon.  Except as otherwise expressly provided herein, Second Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Second Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.  Second Lien Trustee acknowledges and agrees that First Lien Agent and First Lien Claimholders

29

have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility, or enforceability of any of the First Lien Loan Documents, the ownership of any Collateral, or the perfection or priority of any Liens thereon.  Except as otherwise expressly provided herein, First Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective First Lien Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.  Second Lien Trustee and Second Lien Claimholders shall have no duty to First Lien Agent or any First Lien Claimholders, and First Lien Agent and First Lien Claimholders shall have no duty to Second Lien Trustee or any Second Lien Claimholders, to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Grantor (including the First Lien Loan Documents and the Second Lien Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3

No Waiver of Lien Priorities.

(a)

No right of First Lien Claimholders, First Lien Agent or any of them to enforce any provision of this Agreement or any First Lien Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Grantor or by any act or failure to act by any First Lien Claimholder or First Lien Agent, or by any noncompliance by any person with the terms, provisions, and covenants of this Agreement, any of the First Lien Loan Documents or any of the Second Lien Documents, regardless of any knowledge thereof which First Lien Agent or First Lien Claimholders, or any of them, may have or be otherwise charged with.

(b)

Without in any way limiting the generality of the foregoing paragraph (but subject to any rights of Grantors under the First Lien Loan Documents and subject to the provisions of Section 5.3(a)), First Lien Claimholders, First Lien Agent and any of them may, at any time and from time to time in accordance with the First Lien Loan Documents and/or applicable law, without the consent of, or notice to, Second Lien Trustee or any Second Lien Claimholders, without incurring any liabilities to Second Lien Trustee or any Second Lien Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of Second Lien Trustee or any Second Lien Claimholders is affected, impaired, or extinguished thereby) do any one or more of the following without the prior written consent of Second Lien Trustee:

(i)

change the manner, place, or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase, or alter, the terms of any of the First Lien Obligations or any Lien on any First Lien Collateral or guarantee thereof or any liability of any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Lien Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify, or supplement in any manner any Liens held by First Lien Agent or any First Lien Claimholders, the First Lien Obligations, or any of the First Lien Loan Documents; provided that any such increase in the First Lien Obligations shall

30

not increase the sum of the outstanding principal amount under the First Lien Credit Agreement and, without duplication, the then extant Letter of Credit Usage to an amount in excess of the First Lien Cap;

(ii)

sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the First Lien Collateral or any liability of any Grantor to First Lien Claimholders or First Lien Agent, or any liability incurred directly or indirectly in respect thereof;

(iii)

settle or compromise any First Lien Obligation or any other liability of any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First Lien Obligations) in any manner or order; and

(iv)

exercise or delay in or refrain from exercising any right or remedy against any Grantor or any other person, elect any remedy and otherwise deal freely with any Grantor or any First Lien Collateral and any security and any guarantor or any liability of any Grantor to First Lien Claimholders or any liability incurred directly or indirectly in respect thereof.

(c)

Except as otherwise provided herein, Second Lien Trustee also agrees that First Lien Claimholders and First Lien Agent shall have no liability to Second Lien Trustee or any Second Lien Claimholders, and Second Lien Trustee hereby waives any claim against any First Lien Claimholder or First Lien Agent, arising out of any and all actions which First Lien Claimholders or First Lien Agent may, pursuant to the terms hereof, take, permit or omit to take with respect to:

(i)

the First Lien Loan Documents;

(ii)

the collection of the First Lien Obligations; or

(iii)

the foreclosure upon, or sale, liquidation, or other disposition of, or the failure to foreclose upon, or sell, liquidate, or otherwise dispose of, any First Lien Collateral.  Second Lien Trustee agrees that First Lien Claimholders and First Lien Agent have no duty to them in respect of the maintenance or preservation of the First Lien Collateral, the First Lien Obligations, or otherwise.

(d)

Until the Discharge of First Lien Priority Obligations, Second Lien Trustee agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead, or otherwise assert, or otherwise claim the benefit of, any marshaling, appraisal, valuation, or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

7.4

Obligations Unconditional.  For so long as this Agreement is in full force and effect, all rights, interests, agreements and obligations of First Lien Agent and First Lien

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Claimholders and Second Lien Trustee and Second Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a)

any lack of validity or enforceability of any First Lien Loan Documents or any Second Lien Documents;

(b)

except as otherwise expressly restricted in this Agreement, any change in the time, manner, or place of payment of, or in any other terms of, all or any of the First Lien Obligations or Second Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Lien Loan Document or any Second Lien Document;

(c)

except as otherwise expressly restricted in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or Second Lien Obligations or any guarantee thereof;

(d)

the commencement of any Insolvency Proceeding in respect of any Grantor; or

(e)

any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Grantor in respect of First Lien Agent, the First Lien Obligations, any First Lien Claimholder, Second Lien Trustee, the Second Lien Obligations or any Second Lien Claimholder in respect of this Agreement.

SECTION 8.  Representations and Warranties.

8.1

Representations and Warranties of Each Party.  Each party hereto represents and warrants to the other parties hereto as follows:

(a)  Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b)  This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms.

(c)  The execution, delivery, and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority and (ii) will not violate any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of such party or any order of any Governmental Authority or any provision of any indenture, agreement or other instrument binding upon such party.

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SECTION 9.  Miscellaneous.

9.1

Conflicts.  In the event of any conflict between the provisions of this Agreement and the provisions of any of the First Lien Loan Documents or any of the Second Lien Documents, the provisions of this Agreement shall govern and control.

9.2

Effectiveness; Continuing Nature of this Agreement; Severability.  This Agreement shall become effective when executed and delivered by the parties hereto.  This is a continuing agreement of lien subordination and First Lien Claimholders may continue, at any time and without notice to Second Lien Trustee or any Second Lien Claimholder, to extend credit and other financial accommodations to or for the benefit of any Grantor constituting First Lien Priority Obligations in reliance hereof.  Second Lien Trustee hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement.  The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding.  Any provision of this Agreement that is prohibited or unenforceable shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  All references to any Grantor shall include such Grantor as debtor and debtor-in-possession and any receiver or trustee for the such Grantor in any Insolvency Proceeding.  This Agreement shall terminate and be of no further force and effect:

(a)

with respect to First Lien Agent, First Lien Claimholders, and the First Lien Obligations, on the date that the First Lien Obligations are paid in full; and

(b)

with respect to Second Lien Trustee, Second Lien Claimholders, and the Second Lien Obligations, on the date that the Second Lien Obligations are paid in full.

9.3

Amendments; Waivers.  No amendment, modification, or waiver of any of the provisions of this Agreement shall be effective unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. The Second Lien Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel and Officers’ Certificate (as such terms are defined in the Indenture) to the effect that the proposed amendment, supplement, modification or refinancing is authorized or permitted hereunder and the Indenture.

9.4

Information Concerning Financial Condition of Saratoga and its Subsidiaries.  First Lien Agent and First Lien Claimholders, on the one hand, and Second Lien Claimholders and Second Lien Trustee, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of Saratoga and its subsidiaries and all endorsers and/or guarantors of the First Lien Obligations or the Second Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Second Lien Obligations.  First Lien Agent and First Lien Claimholders shall have no duty to advise Second Lien Trustee or any Second Lien Claimholder of information known to it or them

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regarding such condition or any such circumstances or otherwise.  Second Lien Trustee and Second Lien Claimholders shall have no duty to advise First Lien Agent or any First Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise.  In the event First Lien Agent or any First Lien Claimholders or Second Lien Trustee or any Second Lien Claimholder, as the case may be, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to Second Lien Trustee or any Second Lien Claimholder or First Lien Agent or any First Lien Claimholder, as the case may be, it or they shall be under no obligation:

(a)

to make, and First Lien Agent and First Lien Claimholders or Second Lien Trustee or any Second Lien Claimholder, as the case may be, shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness, or validity of any such information so provided;

(b)

to provide any additional information or to provide any such information on any subsequent occasion;

(c)

to undertake any investigation; or

(d)

to disclose any information, which pursuant to accepted or reasonable commercial practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

9.5

Subrogation.  With respect to any payments or distributions in cash, property, or other assets that any Second Lien Claimholders or Second Lien Trustee pays over to First Lien Agent or First Lien Claimholders under the terms of this Agreement, Second Lien Claimholders and Second Lien Trustee shall be subrogated to the rights of First Lien Agent and First Lien Claimholders; provided, however, that, Second Lien Trustee hereby agrees not to assert or enforce any such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of all First Lien Priority Obligations has occurred.  Any payments or distributions in cash, property or other assets received by Second Lien Trustee or Second Lien Claimholders that are paid over to First Lien Agent or First Lien Claimholders pursuant to this Agreement shall not reduce any of the Second Lien Obligations.

9.6

SUBMISSION TO JURISDICTION; WAIVERS.

(a)

ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT

34

LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.  THIS SUBMISSION TO JURISDICTION IS EXCLUSIVE AND PRECLUDES A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

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(b)

EACH PARTY IRREVOCABLY (i) CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 9.7 AND (ii) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (i) HEREIN IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR AGENTS, OR ANY SECURED PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

(c)

EACH PARTY TO THIS AGREEMENT (INCLUDING SARATOGA ON BEHALF OF ITSELF AND ITS SUBSIDIARIES) HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER FIRST LIEN LOAN DOCUMENT OR SECOND LIEN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION. THIS WAIVER IS IRREVOCABLE; MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 9.6(c) AND EXECUTED BY FIRST LIEN AGENT AND SECOND LIEN TRUSTEE), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS HERETO.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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9.7

Notices.  All notices to Second Lien Claimholders and First Lien Claimholders permitted or required under this Agreement shall also be sent to Second Lien Trustee and First Lien Agent, respectively.  Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service or electronic mail and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or electronic mail, or 3 Business Days after depositing it in the United States mail with postage prepaid and properly addressed.  For the purposes hereof, the addresses of the parties hereto shall be as set forth on the signature pages hereof or as may subsequently be designated by such party in a written notice to all of the other parties.

9.8

Further Assurances.  First Lien Agent and Second Lien Trustee each agrees to take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as First Lien Agent or Second Lien Trustee may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement, all at the expense of Borrower.

9.9

APPLICABLE LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

9.10

Binding on Successors and Assigns.  This Agreement shall be binding upon First Lien Agent, First Lien Claimholders, Second Lien Trustee, Second Lien Claimholders, and their respective successors and assigns.

9.11

Headings.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

9.12

Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

9.13

No Third Party Beneficiaries.  This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of and bind each of First Lien Claimholders and Second Lien Claimholders.  In no event shall any Grantor be a third party beneficiary of this Agreement.

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9.14

Provisions Solely to Define Relative Rights.  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of First Lien Agent and First Lien Claimholders on the one hand and Second Lien Trustee and Second Lien Claimholders on the other hand.  No Grantor or any other creditor thereof shall have any rights hereunder and no Grantor may rely on the terms hereof.  Nothing in this Agreement shall impair, as between Grantors and First Lien Agent and First Lien Claimholders, or as between Grantors and Second Lien Trustee and Second Lien Claimholders, the obligations of Grantors to pay principal, interest, fees and other amounts as provided in the First Lien Loan Documents and the Second Lien Documents, respectively.

9.15

Costs and Attorneys Fees.  In the event it becomes necessary for First Lien Agent, any First Lien Claimholder, Second Lien Trustee, or any Second Lien Claimholder to commence or become a party to any proceeding or action to enforce the provisions of this Agreement, the court or body before which the same shall be tried shall award to the prevailing party all costs and expenses thereof, including reasonable attorneys fees, the usual and customary and lawfully recoverable court costs, and all other expenses in connection therewith.

9.16

Second Lien Trustee.  In acting hereunder, the Second Lien Trustee shall have the benefits of the rights, protections and immunities granted to it in the Indenture, all of which are incorporated by reference herein, mutatis mutandis.

In no event shall the Second Lien Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Second Lien Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

In no event shall the Second Lien Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Second Lien Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

[ ],
as First Lien Agent

By:
Name:
Title:

Notice address:

Intercreditor Agreement

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.,
as Second Lien Trustee

By:
	Name:	Julie Hoffman- Ramos
	Title:	Vice President

Notice address:

The Bank of New York Mellon Trust Company,
N.A.
601 Travis Street, 16th Floor
Houston, TX 77002

Intercreditor Agreement

SARATOGA RESOURCES, INC.
a Texas corporation

By:
Name:
Title:

HARVEST OIL & GAS, LLC,
A Louisiana limited liability company

By:
Name:
Title:

THE HARVEST GROUP LLC,
A Louisiana limited liability company

By:
Name:
Title:

LOBO OPERATING, INC.,
a Texas corporation

By:
Name:
Title:

LOBO RESOURCES, INC.,
a Texas corporation

By:
Name:
Title:

[Notice addresses]

F-1